LEASE AGREEMENT BETWEEN

                         PHOENIX CAPITAL PARTNERS, LLC,

                                   AS LESSOR,

                                       AND

                                  MVC CAPITAL,

                                   AS LESSEE.




                                    Premises:


                              RIVERVIEW AT PURCHASE

                                287 BOWMAN AVENUE
                            PURCHASE, NEW YORK 10577



                                  Prepared By:

                               THE LAW OFFICES OF
                             STEVEN C. HIRSCH, ESQ.
                               585 STEWART AVENUE
                                    SUITE 430
                           GARDEN CITY, NEW YORK 11530
                                 (516) 227-1117


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                                TABLE OF CONTENTS


ARTICLE 1  - DEMISE AND TERM OF DEMISE ........................................1
ARTICLE 2  - RENT .............................................................2
ARTICLE 3  - TAXES AND COMMON AREA MAINTENANCE CHARGES ........................3
ARTICLE 4  - USE OF DEMISED PREMISES .........................................10
ARTICLE 5  - POSSESSION AND CONDITION OF DEMISED PREMISES ....................14
ARTICLE 6  - UTILITIES, CLEANING, ETC. .......................................14
ARTICLE 7  - REPAIR AND MAINTENANCE ..........................................20
ARTICLE 8  - LESSOR'S WORK; LESSEE'S WORK ....................................22
ARTICLE 9  - COMPLIANCE WITH LAWS ............................................23
ARTICLE 10 - RIGHTS RESERVED TO LESSOR .......................................23
ARTICLE 11 - INSURANCE .......................................................25
ARTICLE 12 - DAMAGE OR DESTRUCTION ...........................................27
ARTICLE 13 - CURING DEFAULTS; FEES AND EXPENSES ..............................30
ARTICLE 14 - DEFAULT PROVISIONS ..............................................31
ARTICLE 15 - MEASURE OF DAMAGES IN EVENT OF DEFAULT ..........................36
ARTICLE 16 - INDEMNIFICATION .................................................38
ARTICLE 17 - MECHANIC'S AND OTHER LIENS ......................................39
ARTICLE 18 - CONDEMNATION ....................................................40
ARTICLE 19 - COVENANT OF QUIET ENJOYMENT .....................................41
ARTICLE 20 - WAIVER OF COUNTERCLAIM AND JURY TRIAL ...........................41
ARTICLE 21 - NOTICES .........................................................42
ARTICLE 22 - WAIVERS AND SURRENDERS TO BE IN WRITING .........................42
ARTICLE 23 - RIGHTS CUMULATIVE ...............................................43
ARTICLE 24 - CONVEYANCE; LIABILITY OF PARTIES ................................44
ARTICLE 25 - CHANGES AND ALTERATIONS BY LESSEE ...............................45
ARTICLE 26 - CERTIFICATE OF LESSEE ...........................................47
ARTICLE 27 - ASSIGNMENTS, SUBLEASES AND MORTGAGES ............................47
ARTICLE 28 - SUBORDINATION ...................................................51
ARTICLE 29 - SURRENDER; REMOVAL OF LESSEE'S PROPERTY .........................52
ARTICLE 30 - RENEWAL TERM ....................................................53
ARTICLE 31 - THIS ARTICLE HAS BEEN INTENTIONALLY OMITTED .....................55
ARTICLE 32 - BROKERS .........................................................55
ARTICLE 33 - RIGHT OF FIRST OFFER ............................................55
ARTICLE 34 - DEFINITIONS .....................................................57
ARTICLE 35 - MISCELLANEOUS ...................................................62


LIST OF EXHIBITS TO LEASE
EXHIBIT "A"          THE METES AND BOUNDS DESCRIPTION OF THE PROPERTY

EXHIBIT "B"          THE FLOOR PLANS OF DEMISED PREMISES

EXHIBIT "C"          BUILDING RULES AND REGULATIONS

EXHIBIT "D"          CLEANING SPECIFICATIONS

EXHIBIT "E"          This Exhibit Has Been Intentionally Omitted

EXHIBIT "F"          This Exhibit Has Been Intentionally Omitted

EXHIBIT "G"          STANDARD REQUIREMENTS FOR ALTERATIONS
                     TO BE PERFORMED BY LESSEES


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         AGREEMENT OF LEASE, dated as of December , 2003, between PHOENIX
CAPITAL PARTNERS, LLC, having an office at 287 Bowman Avenue, Purchase, New York 10577 (hereinafter referred to as "Lessor") and MVC CAPITAL, having an office at 287 Bowman Avenue, Purchase, New York 10577 (hereinafter referred to as "Lessee");

                               W I T N E S S E T H

         WHEREAS, Lessor, is the owner in fee simple absolute of the land and all the improvements erected thereon located in Purchase in the Town of Harrison, County of Westchester, State of New York and more particularly described in EXHIBIT "A" annexed hereto (the "Property");

         WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to hire from Lessor, a portion of the Third (3rd) Floor in the building known as RiverView at Purchase and located at 287 Bowman Avenue, Purchase, New York 10577 on the Property and which the parties hereto agree shall be deemed to consist of One Thousand, Six Hundred and Fifty (1,650) rentable square feet (hereinafter referred to as the "Demised Premises") and as more particularly described on the floor plans annexed hereto as EXHIBIT "B" and made a part hereof; and

         NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements hereinafter set forth, Lessor and Lessee agree as follows:

                      ARTICLE 1 - DEMISE AND TERM OF DEMISE

         SECTION 1.01.A. Lessor, in consideration of the rents hereinafter reserved and of the terms, covenants, conditions and agreements herein contained on the part of Lessee to be paid, observed and fulfilled, does hereby demise and lease the Demised Premises to Lessee and Lessee hereby hires the same from Lessor; subject to all present and future zoning ordinances, laws, regulations, requirements and orders, including building restrictions and regulations, and all other present and future ordinances, laws, regulations, requirements and orders of all departments, boards, bureaus, commission and bodies, of any municipal, county, state or federal governments now or hereafter having or acquiring jurisdiction of the Demised Premises; Taxes (as hereinafter defined) not yet due and payable; all other present and future covenants, easements and restrictions affecting the Property and the Demised Premises and the revocable nature of any restriction, easement, agreement, ordinance or right affecting the Property and the Demised Premises.


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         B. The Demised Premises are demised and leased unto Lessee, for a term
("Term") commencing on the Commencement Date (as hereinafter defined) and expiring at noon on November 30, 2005 (the "Expiration Date"), unless the same shall sooner terminate or be extended pursuant to any of the terms, covenants, conditions or agreements of this Lease or pursuant to law. As used herein, the "Commencement Date" shall mean December 8, 2003, PROVIDED, HOWEVER, that the Commencement Date shall not occur unless and until Lessor delivers to Lessee the Demised Premises in vacant, broom clean condition and free of tenancies.

                                ARTICLE 2 - RENT

         SECTION 2.01. Lessee shall pay to Lessor, or to such other person as Lessor may from time to time designate, at the address specified in or pursuant to Section 2.04, during the Term, fixed rent ("Fixed Rent"), over and above the other and additional payments to be made by Lessee as hereinafter provided, as follows:

                  A. During and in respect of the period from Commencement Date through November 30, 2004 (both dates inclusive), an amount equal to Fifty-Five Thousand, Two Hundred and Seventy-Five and 00/100 ($55,275.00) Dollars (inclusive of electric) payable in equal monthly installments of Four Thousand, Six Hundred and Six and 25/100 ($4,606.25) Dollars (inclusive of electric); and

                  B. During and in respect of the period from December 1, 2004 through November 30, 2005 (both dates inclusive), an amount equal to Fifty-Six Thousand, Eight Hundred and Nine and 56/100 ($56,809.56) Dollars (inclusive of electric) payable in equal monthly installments of Four Thousand, Seven Hundred and Thirty-Four and 13/100 ($4,734.13) Dollars (inclusive of electric).

         SECTION 2.02.A. Fixed Rent shall be paid in equal monthly installments on the first day of each and every month during the Term without any set off or deduction whatsoever; PROVIDED HOWEVER, that if Fixed Rent shall be payable for any period prior to the first day of the first full month during the Term, then such Fixed Rent shall be paid in a proportionate amount for the number of days in such period and paid as and when the first equal monthly installment is payable as aforesaid. Notwithstanding the foregoing, Lessee shall pay the first monthly installment of Fixed Rent upon execution of this Lease.

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         SECTION 2.03. If Lessee shall fail to pay as and when due under this
Lease any Additional Rent (as hereinafter defined), and such failure shall not be remedied within the grace period (if any) applicable thereto under this Lease, Lessor shall have all of the rights and remedies provided in this Lease as in the case of default in the payment of the Fixed Rent, including any rights available to Lessor at law or in equity and shall be entitled interest on any unpaid Fixed Rent and Additional Rent at the maximum legal rate from and after the end of the grace period following notice of the date such payments were due until the date payment is made. Except as otherwise specifically provided in this Lease, the Fixed Rent and Additional Rent shall be paid without notice, demand, credit, abatement, deduction or setoff of any kind whatsoever. The Fixed Rent and Additional Rent are sometimes referred to collectively herein as "Rent."

         SECTION 2.04. Lessee shall pay the Rent to Lessor in lawful money of the United States of America which shall be legal tender for all debts, public and private, at the time of payment, at the office of Lessor set forth above, or to such other person or persons and/or at such other place or places as Lessor may designate from time to time by notice to Lessee. Such payments may be by check of Lessee, subject to collection, payable to the order of Lessor or to such other person or persons as Lessor may designate from time to time by notice to Lessee; any such payment shall be deemed made upon receipt thereof, subject to collection.

         SECTION 2.05. Any obligation of Lessee for payment of Rent which shall have accrued with respect to any period during or prior to the Term shall survive the expiration or termination of this Lease for a period of Two (2) years.

              ARTICLE 3 - TAXES AND COMMON AREA MAINTENANCE CHARGES

         SECTION 3.01.  As used herein:

         A. "Lessor's Statement" shall mean an instrument containing a computation of any Additional Rent payable by Lessee to Lessor pursuant to this Article.

         B. "Common Area Maintenance Charges" shall mean all actual costs and expenses of whatever kind or nature, whether or not herein specifically mentioned or now contemplated, which are incurred by Lessor or Lessor's agents in connection with the use, operation, repair or maintenance of the Building and/or Property, including, but not limited to the following: (1) premiums and other charges for insurance which Lessor is required or permitted to maintain hereunder including, but not limited to, general comprehensive liability insurance covering bodily injury, personal injury (including death), property

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damage, public liability, non-hired automobile insurance, sign insurance, plate glass insurance and any other insurance incurred by Lessor for the Building and/or Property; (2) costs and expenses of performing repairs in or to the Building and/or Property and the sidewalks and curbs adjacent thereto; (3) costs and expenses of performing repairs or resurfacing of the parking lots and any adjacent facilities; (4) costs and expenses of landscaping and maintaining the grounds of the Building and/or Property; (5) costs and expenses of snow and ice removal and/or treatment; (6) costs and expense of rubbish, garbage and other refuse removal; (7) fees and disbursements payable to any person to furnish management, repair or other services regarding the Building and/or Property, except that, in the case of any such person who is affiliated with Lessor, such fees shall not exceed that which is customary or reasonable in the industry for similar buildings in Westchester County; (8) cost and expenses of performing repairs to all structural walls, roofs, and plate glass doors and windows, if any, which are not expressly made part of the Building, Property or the Demised Premises; (9) cost of refurbishing the common areas and modernizing and replacing equipment servicing the common areas, including but not limited to regular painting of non-tenanted areas at the Building and/or Property; (10) cost and expense of maintenance and repairs of the structural elements of the Building and/or Property; (11) costs and expenses of performing repairs and maintenance of lighting and lighting fixtures; (12) repair and maintenance of all or any part of the sprinkler system installed in any part of the Building and/or Property; (13) cost of utilities, such as electricity, water and sewer; depreciation of the capital cost of all items required to be capitalized pursuant to this Lease, including but not limited to, machinery, equipment (including on-site sewage, lighting and power facilities) and vehicles used in connection with the operation and maintenance of the common areas as determined by Lessor for federal income tax purposes but utilizing the straight-line method of computing depreciation and the normal useful lives; (14) costs and expenses of performing repairs and maintenance of all heating, ventilating and air conditioning equipment installed in any part of the Building, including but not limited to that portion contained within the Demised Premises; (15) cost and expense of performing repairs and maintenance of utility lines, sanitary and storm sewer lines and culverts and drainage facilities; (16) costs and expenses of providing and maintaining security, if any; (17) costs and expenses of providing and maintaining traffic control, if any; (18) labor costs and expenses of part and/or full time personnel employed at the Property in connection with the operation of the Building at or below the grade of building manager; (19) costs and expenses of providing holiday and other decorations to the Building and/or Property; (20) costs and expenses of performing repairs and maintenance of all elevators in any part of the Building and/or Property; (21) cost and expense of providing and maintaining porter and matron service at the Building and/or Property, if any; (22) cost and expense of providing and performing

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cleaning and related services; (23) cost and expense of providing window washing; (24) cost and expense of all supplies; (25) wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees of Lessor; (26) cost and expense of all uniforms and working clothes for such employees and the cleaning thereof;
(27) cost and expense imposed on Lessor pursuant to law or to any collective bargaining agreement with respect to such employees; (28) cost and expense of providing and maintaining worker's compensation insurance, payroll, social security, unemployment and other taxes now in effect or hereinafter imposed with respect to such employees; (29) cost of all sales, utility and use taxes and other taxes of like import now in effect or hereinafter imposed; (30) cost and expense of all maintenance and service contracts for the Building and/or Property; (31) cost of all other normal operating expenses of repair, operation, and maintenance of the Building and/or Property; (32) cost and expense of providing and maintaining loading dock and mail personal, if any; (33) cost and expense of all professional and consulting fees, including legal and audit fees and all costs and disbursements incurred in connection therewith; (34) such cost and expenses shall be subject to Lessor's overhead and administrative cost of [FIVE (5%)] percent; and (35) the cost of any capital equipment or capital expenditures only to the extent specifically provided for in Section 3.01.C. hereof;

PROVIDED, HOWEVER, that the following items shall be excluded from Common Area Maintenance Charges: (1) leasing commissions; (2) cost of repairs or replacements incurred by reason of fire or other casualty (to the extent the same is or would have been covered by insurance required to be maintained by Lessor herein), or caused by the exercise of the right of eminent domain (to the extent same is covered by any condemnation award) less any cost incurred by Lessor in obtaining such insurance proceeds or condemnation award; (3) costs incurred in performing work or furnishing services to or for individual tenants (including Lessee) at such tenant's expense; (4) debt service on any mortgages now or hereafter encumbering the Building and/or Property; (5) the cost of performing or furnishing services for tenants other than Lessee at Lessor's expense, to the extent that such work or service Lessor is obligated to furnish to or for Lessee at Lessor's expense and (6) the cost of attorneys' fees incurred in connection with negotiating and drafting leases with other tenants, or in connection with disputes with other tenants; (7) costs incurred in the sale or refinancing of the Building and/or Property; (8) interest or penalties due to Lessor's violations of law; (9) advertising and promotional expenses;
(10) depreciation; (11) leasehold improvements made for other tenants; and (12) Taxes.

         C.1. If Lessor shall purchase any item of capital equipment or make any capital expenditure intended to result in savings or reductions in the Common

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Area Maintenance Charges and which Lessor reasonably believes shall provide
Lessee with the benefit of a savings or reduction in such common area maintenance charges based upon the advice of Lessor's consultants, then the costs for same shall be included in the Common Area Maintenance Charges, to the extent hereinafter set forth. Lessor shall deliver to Lessee, promptly following Lessee's request, a copy of any concluded studies conducted by Lessor which show anticipated savings or reductions in such Common Area Maintenance Charges as a result of any planned capital expenditure or purchase of capital equipment. The costs of capital equipment or capital expenditures are so to be included in the Common Area Maintenance Charges in which the costs are incurred and in any subsequent years, on a straight-line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated at the time in which such savings or reductions in such Common Area Maintenance Charges are expected to equal Lessor's costs for such capital equipment or capital expenditure, with an interest factor equal to two percent (2%) above the interest rate payable on United States Treasury securities having a maturity comparable to the period of amortization at the time Lessor incurred said costs. If Lessor shall lease any such item of capital equipment designed to result in savings or reductions in any common area maintenance charges, then the rentals and other costs paid pursuant to such leasing shall be included in such common area maintenance charges for the year in which they were incurred.

         2. If Lessor shall purchase any item of capital equipment or make any other capital expenditure in order to comply with Legal Requirements, Insurance Requirements or Environmental Laws (as those terms are hereinafter defined) or in order to benefit or increase the safety and security of the Building or Property tenants and/or invitees, then the costs for same shall be included in common area maintenance charges for the year in which the costs are incurred and subsequent years, on a straight-line basis, amortized over the useful life of such items, with an interest factor equal to two percent (2%) above the interest rate payable on United States Treasury securities having a maturity comparable to the useful life of such items at the time Lessor incurred said costs. If Lessor shall lease any such item of capital equipment to comply with Legal Requirements, Insurance Requirements, Environmental Laws or to increase safety and security then the rentals and other costs paid pursuant to such leasing shall be included in common area maintenance charges for the year in which they were incurred.

         D. Lessor shall have the absolute right, at all times during the Term and any Renewal Term, (as hereinafter defined) to increase, reduce, alter or otherwise modify the way in which it uses, operates, repairs, or maintains the Building and/or the Property and the cost thereof. Nothing contained herein shall require Lessor to incur or provide any particular service or charge in

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connection with its use, operation, repair or maintenance of the Building and/or
Property, it being agreed and understood that the items described in Section 3.01.B. are by way of illustration only and shall not obligate Lessor thereto, except that Lessor shall maintain the Building and Property in such condition as is otherwise provided for herein.

         E. The term "Taxes" shall mean all such taxes, assessments, use and occupancy taxes in respect of this Lease and any subleases made hereunder, water and sewer charges, rates and rents, water and other meter charges and all such other charges, taxes, levies and sums of every kind or nature whatsoever, general and special, extraordinary as well as ordinary, whether or not now within the contemplation of the parties, as shall or may during or in respect of the Term (or any period prior to the Term for which Fixed Rent is payable) be assessed, levied, charged or imposed upon or become a lien on the Property, Building, or Demised Premises, or any part thereof, or anything appurtenant thereto, or the sidewalks, streets or roadways in front of, adjacent to or appurtenant to the Property, Building or Demised Premises (and which have a basis related in any way to the Property, Building, or Demised Premises and/or the use or manner of use thereof), or which, if imposed on Lessee or in respect of the Property, Building or Demised Premises and if not paid by Lessee, would be collectible from Lessor, or which have been so assessed, levied, charged or imposed prior to the Term (but, in the last-mentioned case, only with respect to a period falling within the Term); PROVIDED, HOWEVER, that, except if and to the extent otherwise provided in the succeeding sentence, "Taxes" shall not mean federal, state or local income taxes, franchise, excise, gift, transfer, capital stock, estate, succession or inheritance taxes or penalties or interest for late payment of any tax in respect of which Lessee shall have duly made payment of Additional Rent as herein provided, or any increase in Taxes directly attributable to Lessor's Initial Building Renovation. If, at any time during the Term, the methods of taxation prevailing at the commencement of the Term shall be altered so that, in lieu of or as a substitution in whole or in part for the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, shall be levied, assessed or imposed any tax or other charge on or in respect of the Property, Building and/or Demised Premises or the rents, income or gross receipts of Lessor therefrom (including any county, town, municipal, state or federal levy), then such tax or charge shall be deemed a Tax, but only to the extent that such Tax would be payable if the Property, Building or Demised Premises, or the rent, income or gross receipts received therefrom, were the only property of Lessor subject to such Tax, and Lessee shall pay and discharge the same as herein provided in respect of the payment of Taxes.

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         F. The term "School Tax Base" shall mean the amount of Taxes as hereinabove defined, imposed, levied, assessed and/or collected on the Property, for the second half of the 2003/2004 School Tax and the first half of the 2004/2005 School Tax and "City Tax Base" shall mean the amount of Taxes as hereinabove defined, imposed, levied, assessed and/or collected on the Property for the 2004 City, County and State Tax.

         G. The term "School Tax Year" shall mean each period of twelve (12) consecutive months commencing as of the first day of July of each such period; and "City Tax Year" shall mean each period of twelve (12) consecutive months commencing as of the first day of January of each such period, in which any part of the term of this Lease shall occur, or such other periods of twelve (12) months as may be adopted as the fiscal year for real estate tax purposes.

         SECTION 3.02.A. Lessee shall pay to Lessor, as Additional Rent, during or in respect of the period from the Commencement Date to the Expiration Date (both dates inclusive) for each School Tax Year and City Tax Year or portion thereof, its proportionate share ("Lessee's Proportionate Share", as hereinafter defined) of increases in Taxes which will be imposed, levied, assessed or collected on the Property, and/or Building of which the Demised Premises are a part, for such School Tax Year and/or City Tax Year, as the case may be, over the respective tax bases regardless of whether such increase results from a higher tax rate and/or an increase in the assessed valuation of either the Property or Building or any other tax. Reasonable fees and expenses, if any, incurred in obtaining any reduction in assessed valuation from the tentative assessment to the final assessment shall also be considered an increase in Taxes for the purpose of this provision. Such payments shall be made by Lessee as Additional Rent in equal monthly installments during the applicable tax year together with the payment of Fixed Rent. Copies of tax bills applicable to the School Tax Base and the City Tax Base, as the case may be, and to any such applicable tax year shall be made available by Lessor for inspection by Lessee during normal business hours. In the event of any reduction in Taxes after final assessment and with respect to which Lessee has paid its proportionate share, any such reduction, less fees and expenses incurred to obtain such reduction shall be refunded in proportionate amounts to Lessee.

         B. If Lessor obtains a reduction of either the School Tax Base or City Tax Base by final determination of legal proceedings or otherwise, then: (i) the School Tax Base or City Tax Base shall be correspondingly revised, (ii) all Tax payments theretofore paid or payable hereunder shall be recomputed on the basis of such reduction, (iii) Lessee shall pay to Lessor as Additional Rent, within thirty (30) days after receipt of a bill therefor, any deficiency between the

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amount of such Tax payments theretofore computed and the amount thereof due as a result of such recomputations and (iv) all future Tax payments shall be computed using the revised School Tax Base and City Tax Base.

         SECTION 3.03.A. Lessee shall pay to Lessor, as Additional Rent, during or in respect of the period from the Commencement Date to the Expiration Date (both dates inclusive) for each calendar year or portion thereof, Lessee's Proportionate Share of the increases in the Common Area Maintenance Charges over the Base Common Area Maintenance Charges (as hereinafter defined). Such payments shall be made by Lessee as Additional Rent in equal monthly installments during the applicable calendar year together with the payment of Fixed Rent.

         B. The term "Base Common Area Maintenance Charges" shall mean the Common Area Maintenance Charges in effect for the calendar year ending December 31, 2003.

         SECTION 3.04.A. At any time hereafter and from time to time, Lessor may furnish to Lessee a Lessor's Statement setting forth (i) Lessor's actual Common Area Maintenance Charges (or any one or more items thereof) and/or actual Taxes for a period which shall have expired only if a final statement has not been previously rendered, and/or (ii) Lessor's reasonable estimate of Common Area Maintenance Charges and/or Taxes for a succeeding period. Within Thirty (30) days next following rendition of each such Lessor's Statement, Lessee shall pay to Lessor the entire amount, if any, shown on such Lessor's Statement as being due with respect to any period which shall have expired. In addition, Lessee shall pay to Lessor, on the first day of each month following rendition of each such Lessor's Statement, on account of the estimated Additional Rent thereafter payable, a proportionate sum of the total Additional Rent shown upon such Lessor's Statement as being Lessor's reasonable estimate for a succeeding period on an annual basis (it being agreed that Lessor's estimate shall in any event be deemed reasonable if it is based on actual Common Area Maintenance Charges (or any one or more items thereof) and/or actual Taxes for a period which shall have expired immediately prior thereto, so that one month prior to the end of such period, Lessee's Proportionate Share of the increase shall be paid in full, and Lessee shall continue to pay Additional Rent on such basis until receipt of a subsequent Lessor's Statement. Such Additional Rent shall be due and payable at the same time as each monthly installment of Fixed Rent.

         B. A reconciliation shall be made upon each Lessor's Statement as follows: Lessee shall be debited with any Common Area Maintenance Charges and/or Taxes payable as shown on such Lessor's Statement, and credited with the

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aggregate of the total amount, if any, paid by Lessee in accordance with the provisions of the preceding paragraph on account of the estimated Additional Rent, for the period or item in question, and, within thirty (30) days next following rendition of such Lessor's Statement, Lessee shall pay Lessor the amount of any net debit balance shown thereon or Lessor shall apply against the next ensuing installments of Fixed Rent the net credit balance shown thereon.

         C. Without limiting the preceding provisions of Section 3.04, it is understood that Lessor shall furnish a Lessor's Statement, for each calendar year falling wholly or partially within the Term.

         SECTION 3.05. A. Lessor's failure to render Lessor's Statements with respect to any period shall not prejudice Lessor's right to render a Lessor's Statement with respect to that or any subsequent period. The obligations of Lessor and Lessee under the provisions of this Article with respect to Additional Rent shall survive the expiration or any sooner termination of the Term.

         B. Each Lessor's Statement shall be conclusive and binding upon Lessee unless within ninety (90) days after receipt of such Lessor's Statement, Lessee shall notify Lessor that it disputes the reasonableness or correctness of Lessor's Statement, specifying the respects in which Lessor's Statement is claimed to be unreasonable or incorrect. Pending the determination of such dispute by agreement or otherwise, Lessee shall pay Additional Rent in accordance with the applicable Lessor's Statement, and such payment will be without prejudice to Lessee's position.

         SECTION 3.06. Lessee shall pay and discharge, or cause to be paid and discharged, the following items, regardless of to whom or how incurred, all taxes and assessments, if any, which shall or may during the Term be charged, levied, assessed or imposed upon, or become a lien upon, the personal property of Lessee used in the operation of the Demised Premises and which, if not paid by Lessee, would be collectible from Lessor.

                       ARTICLE 4 - USE OF DEMISED PREMISES

         SECTION 4.01.A. Subject to the provisions of this Article, Lessee shall have the right to use the Demised Premises for general and executive office purposes and for no other purposes.

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         B. From and after the Commencement Date, Lessor does hereby grant unto
Lessee the privilege and a license to Seven (7) non-reserved parking spaces in the parking area located on the Property for a period to be coterminous with the Term of this Lease. Lessee agrees that Lessor shall have the right, in its sole and absolute discretion, upon thirty (30) days written notice to Lessee, to change the location of all parking spaces in the event that Lessor determines to change the area, level, location and arrangement of parking areas and other facilities; to build multistory parking facilities; to temporarily restrict parking by lessees, their officers, agents and employees; and to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities to discourage non-customer parking. The license and privilege hereby granted shall apply only to those duly registered and operating private passenger motor vehicle(s) owned and operated by Licensee or Licensee's employees, invitees and contractors and shall not be transferable to any other person or used for any other purpose other than as herein provided.

         SECTION 4.02. Lessee shall not use or occupy the Demised Premises in any manner or suffer or permit the Demised Premises or any part thereof to be used in any manner, or do or suffer or permit anything to be done in the Demised Premises, or bring anything into the Demised Premises or suffer or permit anything to be brought into the Demised Premises, which would in any way do any of the following: (a) violate any of the provisions of the Mortgage (as hereinafter defined) or Superior Lease (as hereinafter defined); (b) violate any Legal Requirements, Insurance Requirements or Environmental Laws (as such terms are hereinafter defined); (c) make void or voidable any insurance policy then in force with respect to the Demised Premises, Building or Property; (d) make unobtainable from insurance companies authorized to do business in the State of New York and rated by Best's Insurance Rating Service with a rating at least equal to A:XII, at standard rates without any special premium or charge, any fire or other casualty insurance with extended coverage, or rental, liability or boiler insurance, or other insurance provided for in Section 11.01 or otherwise may be required to be furnished by Lessor under the terms of the Mortgage or Superior Lease with respect to the Demised Premises; (e) cause physical damage to the Demised Premises, Building or Property, or any part thereof; (f) constitute a public or private nuisance; (g) substantially impair the appearance or character of the Demised Premises, Building or Property; (h) discharge or cause the discharge of objectionable substances, fumes, vapors or odors from the

Demised Premises not otherwise in compliance with Legal Requirements, Insurance Requirements and Environmental Laws; (i) cause Lessee to default in the observance and performance of any of its other obligations to be observed and performed under this Lease; (j) unreasonably interfere with the effectiveness or accessibility of the utility, mechanical, electrical and other systems installed or located anywhere at the Demised Premises, or (k) violate any of the Building's Rules and Regulations annexed hereto as EXHIBIT "C," as same may be amended from time to time.

         SECTION 4.03. If any governmental license or permit shall be required for the proper and lawful conduct of Lessee's business in the Demised Premises or any part thereof, then Lessee, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Lessor. Lessee shall, at all times, comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Lessee affect Lessee's obligations hereunder. Lessee shall not use or occupy the Demised Premises, or suffer or permit anyone to use or occupy the Demised Premises, in violation of any certificate of occupancy issued for the Building or Property.

         SECTION 4.04. Lessor shall obtain a certificate(s) of occupancy required for Lessee's occupancy of the Demised Premises upon the Commencement Date.

         SECTION 4.05. Lessee shall not place, or suffer, or permit anyone to place a load upon any floor of the Building that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law, nor shall Lessee overload, or suffer, or permit anyone to overload any wall, roof, land surface, pavement, landing or equipment on the Demised Premises.

         SECTION 4.06. Lessee shall not use, or suffer, or permit anyone to use, on or across the Demised Premises, Building or Property, any equipment having caterpillar-type tracks or tires, or any other equipment which would be damaging to the Demised Premises, Building or Property or any road surface or blacktopping thereon.

         SECTION 4.07. A. Lessee shall not release, discharge or dispose of, or permit, or suffer any release, discharge or disposal of any Hazardous Material at the Demised Premises in violation of any Environmental Law (as hereinafter defined). Lessee shall not permit or suffer the manufacture, generation, storage, transmission or presence of any Hazardous Material over or upon the Demised Premises in violation of any Environmental Law.

         B. Lessee shall: (i) promptly, upon learning thereof, notify Lessor of any violation of, or non-compliance with, potential violation of or non-compliance with, or liability or potential liability under, any Environmental Law concerning the Demised Premises, (ii) promptly make (and deliver to Lessor copies of) all reports or notices that Lessee is required to make under any Environmental Law concerning the Demised Premises and maintain in current status all permits and licenses required under any Environmental Law concerning the Demised Premises, (iii) immediately comply with any orders, actions or demands of any Governmental Authority (as herein defined) with respect to the discharge, clean-up or removal of Hazardous Materials at or from the Demised Premises due to a breach of a covenant set forth in Section 4.07.A,
(iv) pay when due the cost of removal of, treatment of, or the taking of remedial action with respect to, any Hazardous Material on the Demised Premises which is required by an Environmental Law due to a breach of a covenant set forth in Section 4.07.A, (v) keep the Demised Premises free of any lien imposed pursuant to any Environmental Law in respect of a breach of a covenant set forth in Section 4.07.A, (vi) from time to time, upon the request of Lessor, execute such affidavits, certificates and statements concerning Lessee's knowledge and belief concerning the presence of Hazardous Materials on the Demised Premises and (vii) otherwise comply with all Environmental Laws concerning the Demised Premises.

         SECTION 4.08.A. Lessor shall include Lessee's name on any internal Building directory and on the floor directional signs. Other than the foregoing, Lessee shall not place or suffer to be placed or maintain any sign, awning or canopy upon or outside the Demised Premises or in the Building; nor shall Lessee place at the store front any sign, decoration, lettering or advertising matter of any kind without first obtaining Lessor's written approval and consent in each instance. In the event that Lessor gives its consent hereunder, all signs shall be of a size, color and design as is approved in writing by Lessor and shall be installed where designated by Lessor and maintained in good condition, repair and appearance at all times, according to Lessor's standards and the laws of the municipality having jurisdiction over such signs. If Lessor shall deem it necessary to remove any sign in order to paint or to make any repairs, alterations or improvements in or upon the Demised Premises or any part thereof, Lessor shall have the right to do so, provided the same be removed and replaced at Lessor's cost and expense unless having been occasioned by fault of Lessee. Lessor shall have the right, with or without notice to Lessee, to remove any signs (paper or otherwise) installed by Lessee in violation of this paragraph and to charge Lessee the cost of such removal without liability to Lessee for such removal.

         SECTION 4.09 No property, other than such as might normally be brought upon or kept in the Demised Premises as incidental to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or kept in the Demised Premises.

             ARTICLE 5- POSSESSION AND CONDITION OF DEMISED PREMISES

         SECTION 5.01. Lessee accepts the Demised Premises in their "AS IS" state and condition on the Commencement Date and without any representation or warranty (except as expressly set forth herein), express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

         SECTION 5.02. If delivery of possession to the Demised Premises to Lessee is delayed by reason of Unavoidable Delays (as hereinafter defined), then this Lease and the validity thereof shall not be affected thereby and Lessee shall not be entitled to terminate this Lease, to claim actual or constructive eviction, partial or total, or to be compensated for loss or injury suffered as a result thereof, nor shall the same be construed in any way to extend the Term, PROVIDED, HOWEVER, that, notwithstanding the provisions of Article 1, the Commencement Date shall be deemed to occur only if and when possession of the Demised Premises is made available to Lessee.

         SECTION 5.03. The provisions of this Article shall be considered an express provision to the contrary pursuant to New York REAL PROPERTY LAW Section 223-(a) governing delivery of possession of the Demised Premises and any law providing for such a contingency in the absence of such express agreement now or hereafter enacted shall have no application in such case to the extent inconsistent with this Lease.

                      ARTICLE 6- UTILITIES, CLEANING, ETC.

         SECTION 6.01.A. During the Term hereof and any Renewal Term, Lessor shall furnish to Lessee, during Normal Working Hours (as hereinafter defined:
(i) necessary elevator facilities; (ii) heat to the Demised Premises when and as required by law; (iii) water for ordinary lavatory purposes for the Demised Premises, but if Lessee uses or consumes water for any other purposes or in unusual quantities (of which fact Lessor shall be the sole judge), Lessor may install a water meter at Lessee's expense in good working order and repair to register such water consumption and Lessee shall pay for water consumed as shown on said meter as Additional Rent as and when bills are rendered; (iv) air conditioning and/or cooling for the Demised Premises through the Building's air conditioning and/or cooling system (the "Building's AC System"); (v) ventilation for the Demised Premises; and (vi) electricity for Building lighting and normal Building equipment and other incidental equipment (hereinafter collectively referred to as the "Utility Service").

         B. Except as otherwise specifically provided for in this Lease, Lessor represents and warrants that Lessee shall have access (by elevator) to the Demised Premises Twenty-Four (24) hours a day, Seven (7) days a week.

         C.1. The Building's AC System shall be capable of substantially meeting the following maximum performance specifications:

               Inside Condition                Outside Condition
                   (DEGREES)                        (DEGREES)
               ----------------                ------------------

               Cooling Season
               78(degree)F dry bulb            95(degree)F dry bulb
               50% RH                          75(degree)F wet bulb

               Heating Season                  0(degree)F
               72(degree)F dry bulb

         2. The foregoing performance standards shall be inapplicable where the Demises Premises are occupied by more than an average of one person for each 200 square feet of Lessee's floor space or if Lessee installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures and all occupancy factors exceeds four (4) watts of connected load per square foot of Lessee's floor space in any one room or other area or in any area used other than for offices. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Premises results, necessitating changes in the air conditioning system servicing the Demised Premises, such changes shall be made by Lessor upon written notice to Tenant and Tenant's sole cost and expense. Tenant agrees to keep all windows closed, and to lower and close window coverings when necessary because of the sun's position whenever the said air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the regulations and requirements which Lessor may prescribe for the proper functioning and protection of the said air conditioning system. Lessor, throughout the Term, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises.

         SECTION 6.02. During the Term hereof and any Renewal Term, Lessor shall furnish to Lessee cleaning services for the Demised Premises, Monday through Friday, in accordance with the Cleaning Specifications annexed hereto as EXHIBIT "D".

         SECTION 6.03.A. If Lessee uses the Demised Premises outside Normal Working Hours and such use constitutes Extraordinary Use (as hereinafter defined), Lessee agrees to pay to Lessor, overtime charges to cover Lessor's actual expenses for electricity for lighting and normal Building Equipment (as hereinafter defined) and other incidental equipment, extra building maintenance, building employee overtime, furnishing water for lavatories, air cooling, heat, ventilation, wear and tear, etc ("Overtime Charge").

         B.1 Lessor shall furnish such overtime service to Lessee provided that
(i) Lessee pays to Lessor as Additional Rent the Overtime Charge therefore, which Overtime Charge will be billed to Lessee along with Lessee's next monthly installment of Fixed Rent if such service shall have been furnished to Lessee prior to the fifteenth (15th) day of the month or along with the subsequent monthly installment of Fixed Rent if such service shall have been furnished to Lessee after the fifteenth (15th) day of the month, and (ii) that Lessee's request shall be received by Lessor by not later than 2:00 P.M. on the day for which after hours service is requested (and by not later than 2:00 P.M. on the day preceding any requested before-hours service) Notwithstanding anything contained to the contrary in this Article 6, Lessee shall not be required to pay Overtime Charges for intermittent use of the Demised Premises outside Normal Working Hours, unless such use shall be on a scale and frequency so as to constitute the regular operation of Lessee's business outside Normal Working Hours ("Extraordinary Use"). In no event, however, shall Lessor be obligated to supply heating or air conditioning outside of Normal Working Hours unless Lessee shall request and pay for the same as provided in this Article 6. In the event that Lessee and any other tenant in the Building shall request Overtime Services, then, to the extent that the Building Equipment permits same, Lessee and such other tenants shall pay their proportionate share of the Overtime Charges.

         2. Lessee agrees that the Overtime Charges, may from time to time, be increased by Lessor, with not less than thirty (30) days prior written notice to Lessee, if the rates at which Lessor purchases electrical energy from the public utility corporation supplying electrical current to the Building of which the Demised Premises are a part shall be increased, or any tax is imposed upon Lessor's receipt from the sale or resale of electrical energy by any Federal, State or Municipal Authority, or any charges incurred or taxes payable by Lessor in connection therewith shall be increased. The Overtime Charges shall be increased by an amount equal to the product of the respective hourly rate times the percentage increase in the rates at which Lessor purchases electrical energy from the public utility corporation as aforesaid.

         SECTION 6.04.A. Lessee acknowledges and agrees that Lessor shall furnish electrical current to Lessee ("Electric Service") for use in the Demised Premises based on the method of including the use thereof within the Fixed Rent and, accordingly, Lessee agrees that the Fixed Rent provided for in Article 2 of this Lease has been increased to compensate Lessor for supplying Electric Service on the basis of Two and 50/100 Dollars ($2.50) per square foot per annum for each square foot contained in the Demised Premises (hereinafter referred to as the "Base Charge") payable in equal monthly installments commencing on the Commencement Date. By the execution of this Lease, Lessee acknowledges and agrees that the Base Charge shall not be contestable by Lessee at a future date and shall only be increased by Lessor at a future date in accordance with this Section. Lessor will furnish electricity to Lessee through presently installed electrical facilities for Lessee's reasonable use.

         B.1. Lessee shall make no substantial alterations or additions to the initial lighting, electrical appliances or office equipment if the connected electrical load, when combined with the load of all lighting fixtures and all occupancy factors exceeds four (4) watts per square foot of installed ceiling area, without first obtaining written consent from Lessor in each instance. Lessor warrants that the electrical facilities servicing the Demised Premises is in good working order and can accommodate a normal office installation with associated office machinery and equipment, PROVIDED, HOWEVER, that the connected electrical load, when combined with the load of all lighting fixtures and all occupancy factors does not exceed four (4) watts per square foot of installed ceiling area. Lessee agrees that at all times its use of Electric Service shall not exceed the capacity or overload any of the central and appurtenant installations for Electric Service including, but not limited to all wires, feeders, risers, electrical boxes, switches, outlets, connections, and cables located in the Property, Building, or Demised Premises or any other mechanical equipment spaces located therein. Lessee's use of Electric Service shall not interfere with the use thereof by other occupants of the Property, or Building and shall be of such a nature, as determined by Lessor in its sole judgment and discretion, so as not cause permanent damage or injury to the Demised Premises or the Building of which the Demised Premises are a part, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants or occupants.

         2. If at any time prior to or during the Term or any Renewal Term of this Lease, subject to the restrictions contained elsewhere in this Lease: (i) Lessee installs substantial additional or substituted lighting, electrical appliances, office equipment or otherwise increases its use of Electric Service so that the connected electrical load, when combined with the load of all lighting fixtures and all occupancy factors exceeds four (4) watts per square foot of installed ceiling area, and/or; (ii) subject to the provisions of
Article 8 of this Lease, electrical feeders, risers, wiring or other electrical facilities serving the Demised Premises shall be installed by Lessor, Lessee or others, on behalf of Lessee or any person claiming through or under Lessee in addition to the feeders, risers, wiring or other electrical facilities necessary to serve the lighting fixtures, electrical appliances, office equipment and electrical receptacles initially located in the Demised Premises so that the connected electrical load, when combined with the load of all lighting fixtures and all occupancy factors exceeds four (4) watts per square foot of installed ceiling area; then the Fixed Rent shall be increased by an amount determined by the electrical engineer selected by Lessor who shall certify the amount of the Additional Rent to be increased in writing to Lessor and Lessee. Following any such determination and certification by the electrical engineer, this Lease shall automatically be modified by increasing the Additional Rent by an amount equal to (i) the product of the Base Charge times the percentage increase in Lessee's use of electrical current over that for Lessee's initially installed lighting, electrical appliances and office equipment and/or (ii) the product of the Base Charge times the percentage increase in the potential additional electrical energy made available to Lessee annually based upon the estimated capacity of such additional electrical feeders, risers, wiring or other electrical facilities, as the case may be. As evidence of such modification such electrical engineer's certification shall be delivered by Lessor to Lessee and also appended hereto. Any such increase shall be effective as of the date of the first use by Lessee of such additional service and retroactive to such date if necessary. In addition, Lessee shall pay to Lessor, as Additional Rent, within ten (10) days of the date of a notice therefore from Lessor, the total Cost (as hereinafter defined) to Lessor of the additional electrical feeders, risers, wiring, or other electrical facilities serving the Demised Premises.

         C. If, at any time or times after the date of this Lease, the rates at which Lessor purchases electrical energy from the public utility corporation supplying electrical current to the Building of which the Demised Premises are a part shall be increased, or any tax is imposed upon Lessor's receipt from the sale or resale of electrical energy or gas or telephone service to Lessee by any Federal, State or Municipal Authority, or any charges incurred or taxes payable by Lessor in connection therewith shall be increased, the Additional Rent shall be increased by an amount equal to the product of the Base Charge times the percentage increase in the rates at which Lessor purchases electrical energy from the public utility corporation as aforesaid, over those rates in effect on the date of the calculation of the Base Charge. The rates in effect on the date of the calculation of the Base Charge is more particularly set forth on EXHIBIT "E" annexed hereto and made a part hereof. Following any such rate increase or other charge, this Lease shall automatically be modified by increasing the Additional Rent for the remainder of the term hereof in accordance with this Subsection and, as evidence of such modification, documentation of such rate increase or other charge shall be delivered by Lessor to Lessee and also appended hereto. Any such increase in the Additional Rent shall be effective as of the date of any such increase in cost or other charge to Lessor and shall be retroactive to such date if necessary.

         D. Notwithstanding anything contained to the contrary in this Article 6, Lessor shall have the right, at its option, to conduct a survey of the Demised Premises by an electrical engineer of Lessor's choosing at any time during the term of this Lease in order to determine Lessee's actual use of electrical current therein. In the event that Lessor's survey provided for in the preceding sentence shall indicate that Lessee's use of electrical current then exceeds that at the time of Lessee's initial installation of its lighting fixtures, electrical appliances and office equipment, Lessee, upon receipt of notice from Lessor, shall pay to Lessor an increase in Fixed Rent equal to an amount determined by multiplying the Base Charge times the percentage increase in Lessee's use of electrical current over that for Lessee's initially installed lighting, electrical appliances and office equipment. Any such increase shall be payable in accordance with the terms of this Article 6 and shall be effective as of the date of Lessee's first increased use of electrical current and shall be retroactive to such date, if necessary.

         SECTION 6.05. Lessor reserves the right to stop, interrupt and/or suspend Utility Service and/or Electric Service when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgement of Lessor for as long as may be reasonably required by reason thereof. The repairs, alterations, replacements or improvements shall be done with a minimum of inconvenience to Lessee and upon reasonable advance notice to Lessee (except that a lesser notice appropriate under the circumstances shall be given in the event of an emergency) and Lessor shall use its best efforts to pursue same with due diligence.

         SECTION 6.06. The Lessor shall in no way be liable for any loss, damage, or expense which Lessee may incur as a result of the change, at any time, of the character or quality of Electric Service or Utility Service or any failure of or defect in Electric Service or Utility Service by reason of any public or private utility company then supplying such service to the Property, Building or the Demised Premises and Lessee agrees to hold the Lessor harmless and to indemnify it from and against any loss, liability or damage to Lessee or a third party in connection therewith due to the negligent acts or omissions of Lessee and its agents, employees, contractors, subcontractors, officers and directors. This indemnity shall survive the expiration or other termination of this Lease.

                        ARTICLE 7- REPAIR AND MAINTENANCE

         SECTION 7.01.A. Subject to the provisions of Section 7.02 hereof, Lessee shall, during the Term of this Lease and any Renewal Term, at Lessee's sole cost and expense, take good care of, maintain and make all repairs, (other than structural) in the Demised Premises, and the fixtures and equipment therein and appurtenances thereto, including but not limited to, internal doors and entrances, door checks, internal signs, floor covering, interior walls, columns and partitions; and lighting, heating, hot water, plumbing and sewerage facilities, sprinkler system and sprinkler heads; and variable air volume boxes and controls, thermostats and light switches, supplemental air conditioning units, if any, located within the Demised Premises and serving only the Demised Premises.

         B. If Lessee refuses or neglects to clean, maintain or make repairs or otherwise fails to perform any of Lessee's repairs or maintenance obligations hereunder, Lessor shall have the right, but shall not be obligated, to make such repairs or perform on behalf of and for the account of Lessee. All sums so paid by Lessor in connection with the payment or performance by it or any of the obligations of Lessee hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the maximum legal rate from the respective dates of the making of such payment, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor upon demand by Lessor. The provisions of this Section shall survive the expiration or other termination of this Lease.

         SECTION 7.02. Lessor shall not be required to make any repairs or improvements of any kind upon the Demised Premises except for necessary structural repairs to the Building, Building Equipment, or for damage caused by a casualty or Lessor's negligent acts, excluding Lessee's property. Lessor shall during the Term of this Lease and any Renewal Term, maintain and repair all common areas and other facilities in or about the Property and/or the Building, exclusive of interior doors, door frames, door checks, windows and window frames. Lessor shall have the right to construct, maintain and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location and arrangement of parking areas and other facilities; to build multistory parking facilities; to restrict parking by Lessee's, their officers, directors, agents and employees, to enforce parking charges (by operation of meters and otherwise); and to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities to discourage non-visitor parking. Lessor shall operate and maintain the common areas in such manner as Lessor in its discretion shall determine, and Lessor shall have full right and authority to employ and discharge all personnel with respect thereto. If Lessor shall designate an employee or lessee parking area or areas, Lessee and its employees shall use only such areas for parking and Lessee shall cooperate fully with Lessor in enforcing this covenant.

         SECTION 7.03. "Repairs" as used herein shall mean all repairs, replacements, renewals, alterations, additions and betterments. All contracts between Lessee and others for installations, maintenance, and repairs and alterations involving the Demised Premises, including maintenance agreements, shall be subject to the prior written approval of Lessor, not to be unreasonably withheld or delayed.

         SECTION 7.04. Lessor shall not be required to make any repairs or replacements to the common areas occasioned by the act or negligence of Lessee, its agents, employees, invitees, customers, licensees, or contractors, except to the extent that Lessor is reimbursed therefor under any policy of insurance permitting waiver of liability and containing a waiver of subrogation, except as otherwise provided in this Article and Article 12 of this Lease.

                     ARTICLE 8- LESSOR'S WORK; LESSEE'S WORK

         SECTION 8.01. Lessee acknowledges that Lessor shall have no obligation whatsoever to perform any build-out or similar work to Demised Premises, and Lessee agrees to accept same in "AS IS" physical order and condition on the Commencement Date and without any representation or warranty, express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

         SECTION 8.02 Following the Commencement Date, Lessee shall build-out and fully equip the Demised Premises with all trade and operating fixtures and equipment, plumbing, lighting and other fixtures and equipment, furniture, furnishings, floor covering, and any and all other items necessary for the proper operation of Lessee's business ("Lessee's Work"). All trade and operating fixtures and equipment, plumbing, lighting and other fixtures and equipment, furniture, furnishings, fixtures, floor covering, and any and all other items necessary for the proper operation of Lessee's business installed by Lessee shall be new or completely reconditioned and shall not be subject to liens, conditional sales contracts, security agreements or chattel mortgages. Lessee shall complete or cause to be completed all of Lessee's Work required on Lessee's part to be performed in and at the Demised Premises under this Lease pursuant to Lessor's STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES' annexed hereto as EXHIBIT "G" and made a part hereof.

         SECTION 8.03. Other than Lessee's Work, Lessee shall not do any construction, work or alterations to the Demised Premises, nor shall Lessee install any items other than Lessee's trade fixtures without first: (1) obtaining Lessor's written consent AND (2) complying with all of the terms, covenants and conditions contained in Lessor's STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES', as may be amended from time to time.

                         ARTICLE 9- COMPLIANCE WITH LAWS

         SECTION 9.01. Lessor represents that the Demised Premises, the Building and Property will comply with all Legal Requirements, Environmental Laws and Insurance Requirements as of the Commencement Date.

         SECTION 9.02. Throughout the Term of this Lease, Lessee shall promptly comply with all Legal Requirements, Environmental Laws and Insurance Requirements whether or not such compliance involves structural repairs or changes or be required on account of any particular use to which the Demised Premises, or any part, may be put by Lessee, other than general office use, and whether or not any such Legal Requirements, Environmental Laws, or Insurance Requirements be of a kind not now within the contemplation of the parties hereto. Compliance by Lessee with Legal Requirements, Environmental Laws, and Insurance Requirements shall be at Lessee's sole cost and expense. Lessee shall not contest the application or validity of any such Legal Requirements, Environmental Laws, or Insurance Requirements without the prior written consent of Lessor in each such instance. Any repair or change required under this Section shall be deemed a repair for the purposes of Article 7. With respect to actions necessary to comply with Legal Requirements, Insurance Requirements and Environmental Laws which due to their nature, can only be taken by Lessor, Lessor, at Lessee's expense, will cooperate with Lessee in facilitating such compliance.

                      ARTICLE 10- RIGHTS RESERVED TO LESSOR

         SECTION 10.01. Lessee shall permit Lessor, Lessor's agents, and its invitees to enter the Demised Premises, or any part thereof, at all reasonable times provided same does not unreasonably interfere with Lessee's business and a representative of Lessee is present for the purposes of (a) inspecting the same,
(b) curing Events of Default of Lessee (after Ten (10) days notice to Lessee, except that no notice shall be required in case of an emergency), (c) showing the same to mortgagees, appraisers, or prospective lenders, purchasers or lessees, (d) observing the performance by Lessee of its obligations under this Lease, (e) performing any act or thing which Lessor may be obligated or have the right to do under this Lease or otherwise, and (f) any other reasonable purpose. Lessor and any providers of Utility Services or other services shall have the right to maintain existing utility, mechanical, electrical and other systems and to enter upon the Demised Premises to make such repairs and alterations therein or in or to the Demised Premises as may, in the opinion of Lessor, be deemed necessary or advisable. Lessor shall not be liable for inconvenience, annoyance, disturbance or loss of business to Lessee or any sublessee by reason of making any repairs or the performance of any work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Lessee under this Lease shall not be affected thereby. The rights provided in this Article shall be exercised so as to minimize interference with the use and occupancy of the Demised Premises by Lessee. Nothing contained in this Article shall impose, or shall be construed to impose on Lessor any obligation to maintain the systems referred to in this Article or the Demised Premises or anything appurtenant thereto, or to make repairs or alterations thereof or thereto, or to create any liability for any failure to do so.

         SECTION 10.02.A. Without abatement or diminution in rent, Lessor reserves and shall have the following additional rights: (a) to change the street address and/or the name of the Building of which the Demised Premises are a part and/or the Property and/or the locations of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and/or Property without liability to Lessee, (b) to approve in writing all sources furnishing construction work, painting, decorating, repairing, maintenance and any other work in or about the Demised Premises, (c) to erect, use and maintain pipes and conduits in and through the Demised Premises, (d) to charge to Lessee any expense including overtime cost incurred by Lessor in the event that repairs, alterations, decorating or other work in the Demised Premises are made or done after ordinary business hours at Lessee's request, (e) to immediately enter and alter, renovate, and redecorate the Demised Premises (without reduction or abatement of rent or incurring any liability to Lessee for compensation), if during the last four (4) months of the term or of a renewal term Lessee shall have removed all or substantially all of Lessee's property therefrom, and (f) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building of which the Demised Premises are a part.

         B. Lessor may exercise any or all of the foregoing rights hereby reserved to Lessor without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Lessee's use or possession and without being liable in any manner toward Lessee and without limitation or abatement of rent or other compensation, and such acts shall have no effect on this Lease.

                              ARTICLE 11- INSURANCE

         SECTION 11.01. A. Lessee shall obtain and keep in full force and effect during the Term, and during any earlier period of time when Lessee or Lessee's agents, employees, or contractors may enter the Demised Premises at its own cost and expense:

                  (1) commercial general liability insurance (with a contractual liability endorsement covering the matters set forth in Article 16) having a combined single limit of not less than Three Million ($3,000,000.00) Dollars protecting Lessor, any Lessor's agent which is acting as a property manager for the Property, the holder of any Mortgage, or lessor under any Superior Lease and Lessee as insureds (and naming each such person as an insured party or as an additional insured) against any and all claims for bodily injury, death or property damage occurring, during the Term and during any earlier period of time when Lessee or Lessee's agents, employees, or contractors may enter the Demised Premises;

                  (2) insurance (herein sometimes referred to as "Lessee's fire (casualty) insurance") against loss or damage by any and all risks and hazards to Lessee's Property (as hereinafter defined) for the full replacement value thereof (including coverages which are currently sometimes referred to as "all risk" with coverage written on a replacement cost basis);

                  (3) workers' compensation and employees liability insurance in accordance with the laws of the State of New York and all Governmental Authorities having jurisdiction over the Demised Premises and/or the Property; and

                  (4) Lessee shall insure and keep insured in the name of Lessee, with the name of Lessor included as an additional insured, at Lessee's expense, broad form boiler insurance in the amount of at least Five Hundred Thousand ($500,000.00) Dollars, only if there is a steam boiler, steam generator, or any other combustible device, mechanism or appliance in, on, adjoining or beneath the Demised Premises, for the exclusive use of the Lessee. Lessee shall further insure, at Lessor's request, against any other peril generally insured against by a business of Lessee's type.

         B. Said insurance is to be written in form and substance reasonably satisfactory to Lessor by an insurance company, licensed to do business in the State of New York, which shall be rated by Best's Insurance Rating Service with at least a rating equal to A:XII. Lessee shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Lessor may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event Lessee agrees to pay the amount thereof plus interest at the maximum legal rate then prevailing, to Lessor on demand as Additional Rent. If Lessee has other locations that it owns or leases, said policy shall include an aggregate per location endorsement. Lessee shall cause to be included in all such insurance policies (i) a provision to the effect that the same will not be canceled or modified except upon not less than thirty (30) days prior written notice to the Lessor, and (ii) a provision to the effect that the naming of any person other than Lessee as an insured shall not obligate such person to pay any premium. Each such Lessee's fire (casualty) insurance policy shall contain an agreement by the insurer that the act or omission of one insured will not invalidate the policy as to any other insured. Not less than ten (10) days prior to the Commencement Date the original insurance policies or appropriate certificates and paid receipts therefor, (together with a photocopy of the policy, if Lessor shall so request) shall be deposited with Lessor. Any renewals or endorsements thereto shall also be deposited with Lessor, not less than ten (10) days prior to the expiration date of the policy being renewed, replaced or endorsed, to the end that said insurance shall be in full force and effect at all times during the Term.

         SECTION 11.02. Lessee agrees to use reasonable efforts to include in each of its insurance policies (insuring the Demised Premises and Lessor's property therein, against loss occasioned by fire or other casualty) a waiver of the insurer's right of subrogation against the Lessor, or if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (b) any other form of permission for the release of the other party, or (c) the inclusion of the Lessor as an additional insured. Lessee, upon request from Lessor from time to time, will furnish evidence of the nature of the insurance arrangements made concerning the subject matter of this Section.

         SECTION 11.03. As long as both parties' fire (casualty) insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Section 11.02 or name the other party as an additional insured, each party hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to the other party written instruments waiving) any right of recovery against the other party, the holder of the Mortgage, or Superior Lease, and any servants, employees, agents or contractors of the other party, or of any such lessor or holder, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty, that is an insured risk under Lessee's fire (casualty) insurance policies. In the event that at any time either party's fire (casualty) insurance carriers shall not include such or similar provisions in the other party's fire (casualty) insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force and effect. During any period when either party fails to maintain such fire (casualty) insurance, for the purposes of the first sentence of this Section there shall be deemed to be in effect such fire (casualty) insurance meeting the requirements of such sentence.

         SECTION 11.04. Nothing contained in this Lease shall (i) relieve Lessee of any liability to Lessor or to its insurance carriers which Lessee may have under law or the provisions of this Lease in connection with any damage to the Demised Premises by fire or other casualty; (ii) impose upon Lessor any duty to procure or maintain any kinds of insurance or any particular amounts or limits of any such kinds of insurance.

         SECTION 11.05. Lessor shall insure the Building with all risk insurance coverage in such amounts so as to avoid co-insurance and Lessor agrees that such policies shall contain a waiver of subrogation in favor of Lessee.

                       ARTICLE 12 - DAMAGE OR DESTRUCTION

         SECTION 12.01. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt notice thereof to Lessor and Lessor shall proceed (subject to the provisions of this Article) with reasonable diligence to repair or cause to be repaired such damage. Except as provided in Section 12.05, the Fixed Rent shall be abated proportionately to the extent that the Demised Premises shall have been rendered Untenantable (as hereinafter defined), such abatement to be from the date of such damage or destruction to the date the Demised Premises shall no longer be Untenantable.

         SECTION 12.02. If the Demised Premises shall be totally damaged or the whole of the Demised Premises shall be rendered Untenantable by fire or other casualty, and Lessor has not terminated this Lease pursuant to Section 12.03 and Lessor has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within one (1) year from the date of such damage or destruction to the condition the Demised Premises were in on the date preceding such casualty (except for Lessee's Property), and such additional time after such date, as shall equal the aggregate period Lessor may have been delayed in doing so by Unavoidable Delays or adjustment of insurance, Lessee may serve notice on Lessor of its intention to terminate this Lease and if within thirty (30) days thereafter, Lessor shall not have substantially completed the making of the required repairs and restored and rebuilt the Demised Premises to the condition the Demised Premises were in on the date preceding such casualty (except for Lessee's Property), then in such events, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee.

         SECTION 12.03.A. If the Demised Premises shall be totally damaged or the whole or substantially all of the Demised Premises shall be rendered Untenantable by fire or other casualty or if the Demised Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction shall, in Lessor's reasonable opinion, be required, then and in such events Lessor may, at its option, terminate this Lease and the Term and estate hereby granted by giving Lessee not less than thirty (30) days, nor more than sixty
(60) days, notice of such termination, within ninety (90) days after the date of such damage. In the event that such notice of termination shall be given, this Lease and the Term and estate hereby granted shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination, and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee.

         B. If the Demised Premises shall be totally damaged or the whole or substantially all of the Demised Premises shall be rendered untenantable by fire or other casualty, and Lessor has not terminated this Lease as provided in
Section 12.03.A., Lessor shall notify Lessee, within ninety (90) days after such fire or other casualty, as to the estimated period of time necessary to complete the required repairs and restore and rebuild the Demised Premises to the level of demising walls. If such Lessor's estimate exceeds one (1) year, from the date of such notice, or if Lessor falls to deliver such notice, then in such events, Lessee may serve on Lessor, within thirty (30) days of its receipt of Lessor's notice, or the expiration of the ninety (90) days after such fire or other casualty, as the case may be, (time being of the essence with respect thereto), notice of its intention to terminate this Lease on a date which shall be not more than thirty (30) days from the date of Lessee's notice. If Lessee gives notice of its intention to cancel this Lease as provided herein, then in such events, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be apportioned as of such date of sooner termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee. Lessee's failure to notify Lessor within the thirty (30) day period shall be deemed a waiver of the right to terminate this Lease.

         SECTION 12.04. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such damage by fire or other casualty or the repair thereof.

         SECTION 12.05. Lessee shall restore all improvements made by Lessee to the Demised Premises, at Lessee's sole cost and expense. Nothing herein contained shall relieve Lessee from any liability to the Lessor or to its insurers in connection with any damage to the Property, Building or Demised Premises by fire or other casualty if Lessee shall be legally liable in such respect. Notwithstanding any of the foregoing provisions of this Article, if by reason of some action or inaction on the part of Lessee or any of its employees, agents, officers, directors or contractors, Lessor or the holder of the Mortgage or Superior Lease shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises by fire or other cause, then, without prejudice to any other remedy which may be available against Lessee, the abatement of Fixed Rent provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

         SECTION 12.06. This Lease shall be considered an express agreement to the contrary pursuant to New York REAL PROPERTY LAW Section 227 governing any case of damage to or destruction of the Demised Premises or any part thereof by fire or other casualty, and any law providing for such a contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case to the extent inconsistent with this Lease.

         SECTION 12.07. Lessee shall, at its own cost and expense, remove all of Lessee's property from the Demised Premises as Lessor shall require in order to repair and restore the Demised Premises and Lessor shall not be obligated to commence repairs or restoration of the Demised Premises until such property has been removed by Lessee from the damaged portion of the Demised Premises. Should Lessee neglect, fail, or refuse to remove its aforesaid property within thirty
(30) days after such damage or destruction, the provisions for abatement of Fixed Rent contained herein shall be suspended and of no force and effect whatsoever until Lessee has completed such removal. In no event shall the Lessor be required to repair or replace Lessee's merchandise, trade fixtures, furniture, furnishings, inventory and equipment.

                 ARTICLE 13 - CURING DEFAULTS; FEES AND EXPENSES

         SECTION 13.01. If Lessee shall default in the full and prompt performance of any covenant contained herein and to be performed on Lessee's part, Lessor, after ten (10) days notice to Lessee (except that a lesser notice appropriate to the circumstances shall be required in case of an emergency), without being under any obligation to do so and without thereby waiving such default may perform such covenant for the account and at the expense of Lessee and may enter upon the Demised Premises for any such purpose and take all action thereon as may be necessary therefor. All sums so paid by Lessor in connection with the payment or performance by it of any of the obligations of Lessee hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the maximum legal rate from the respective dates of the making of each such payment, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor upon demand by Lessor. The provisions of this Section shall survive the expiration or other termination of this Lease.

                         ARTICLE 14 - DEFAULT PROVISIONS

         SECTION 14.01. A. If any one or more of the following events shall happen and shall not have been cured within any applicable grace period herein provided:

                  (1) if default shall be made in the due and punctual payment of Fixed Rent or Additional Rent payable by Lessee under this Lease when and as the same shall become due and payable, and such default shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee (provided that no such notice shall be required if, during the period of one (1) year immediately preceding the date of default, there shall have been two (2) or more defaults in the due and punctual payment of Fixed Rent or Additional Rent payable by Lessee under this Lease when and as the same shall have been due and payable); or

                  (2) if default shall be made by Lessee in performance of, or compliance with, any of the covenants, agreements or conditions contained in this Lease and either (i) in the case of a default or a contingency which can with due diligence be cured within thirty (30) days, such default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, or (ii) in the case of a default or a contingency which cannot with due diligence be cured within thirty (30) days, Lessee shall fail, after written notice thereof from Lessor, to proceed promptly and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that, in connection with a default which is not susceptible of being cured with due diligence within thirty (30) days the time of Lessee within which to cure the same shall be extended for such period as may be necessary for the curing thereof with all due diligence); or

                  (3) if Lessee shall file a voluntary petition seeking an order or relief under Title 11 of the United States Code or similar law of any jurisdiction applicable to Lessee, or Lessee shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Lessee or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing in any filing with any court or Governmental Authority its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Lessee or of all or any part of Lessee's property or if Lessee shall take any action in furtherance of or authorizing any of the foregoing; or if Lessee shall call a meeting of, or propose any form of arrangement, composition, extension or adjustment with, its creditors holding a majority in amount of Lessee's outstanding indebtedness; or

                  (4) if any case, proceeding or other action shall be commenced or instituted against Lessee, seeking to adjudicate lessee a bankrupt or insolvent, or seeking an order for relief against Lessee as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Lessee or its debts under the present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law, or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Lessee or of all or part of Lessee's property, which either (i) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having similar effect or (ii) remains undismissed for a period of ninety (90) days; or if any case, proceeding or other action shall be commenced or instituted against Lessee seeking issuance of a warrant of execution, attachment restraint or similar process against Lessee or any of Lessee's property which results in the taking or occupancy of the Demised Premises or an attempt to take or occupy the Demised Premises which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days after the entry thereof; or

                  (5) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted to the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Lessee, except as is expressly permitted under Article 27, or if default shall be made by Lessee in the performance of, or compliance with, the covenants, agreements and conditions set forth in Article 27; or

                  (6) if Lessee's (other than Lessee herein named) obligations under this Lease shall have been guaranteed by any person other than Lessee and such person shall default in observance or performance of any term, covenant or condition to be observed or performed by such person under the instrument or agreement containing such guarantee; or

                  (7) if any financial statement or other information furnished to Lessor by Lessee in connection with this Lease is materially false or misleading; or

                  (8) if Lessee shall default in the observance or performance of any term, covenant or condition on Lessee's part to be observed or performed under the provisions of Section 35.09; or

                  (9) if Lessee is the subject of a Chapter 11 reorganization under the Bankruptcy Reform Act of 1978 and such reorganization is not confirmed within eighteen (18) months from the time of filing of a voluntary or involuntary petition thereunder (it being understood that in such event Lessee consents to the termination of the automatic stay provisions of Section 362 of such Act);

then and in any such event (hereinafter sometimes called an "Event of Default") Lessor may give written notice ("Termination Notice") to Lessee specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in the Termination Notice, which shall be at least seven (7) days after the giving of the Termination Notice, and on the date specified therein this Lease and the Term and all rights of Lessee under this Lease shall expire and terminate, it being the intention of the Lessor and Lessee hereby to create conditional limitations, and Lessee shall remain liable as provided in Article 15 and in accordance with those provisions of this Lease which are specifically stated herein to survive the expiration or other termination of this Lease.

         B. Notwithstanding the provisions of Section 14.01.A, if there shall be an Event of Default at any time or from time to time under the provisions of subdivision (1) of Section 14.01.A, Lessor may, in lieu of giving a Termination Notice, at any time after the occurrence of any such Event of Default and during the continuance thereof, institute an action for the recovery of the Fixed Rent and/or Additional Rent in respect of which an Event of Default shall have occurred and be continuing. Neither the commencement of any such action for the recovery of Fixed Rent and/or Additional rent nor the prosecution thereof shall be deemed a waiver of Lessor's right to give a Termination Notice in respect of any such Event of Default during the continuance thereof and Lessor may, notwithstanding the commencement and prosecution of any such action, give a Termination Notice and terminate this Lease pursuant to Section 14.01.A at any time during the continuance of such Event of Default.

         C. If, at any time, (i) Lessee shall be comprised of two or more persons, or (ii) Lessee's obligations under this Lease shall have been guaranteed by any person other than Lessee, or (iii) Lessee's interest in this Lease shall have been assigned, the word "Lessee", as used in subdivisions (4),
(5) and (9) of Section 14.01.A, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Lessee's obligations under this Lease. Any monies received by Lessor from or on behalf of Lessee during the pendency of any proceeding of the types referred to in said subdivisions (4),
(5) and (9) of Section 14.01.A shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Lessor shall not be deemed an acceptance of rent or a waiver on the part of Lessor of any rights under Section 14.01.

         SECTION 14.02. In the event that this Lease shall be terminated as provided in this Article, Lessor or Lessor's agents may, immediately, or at any time thereafter, without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and have, hold and enjoy the Demised Premises and the right to receive all income of and from the same. No re-entry by Lessor pursuant to this Article shall be deemed an acceptance of a surrender of this Lease nor shall it absolve or discharge Lessee from any liability under this Lease.

         SECTION 14.03. In the event that this Lease shall be terminated as provided in this Article, Lessor may, at any time or from time to time thereafter, relet the Demised Premises or any part thereof, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent, which shall, however, be amortized over the entire term for the purpose of determining damages under Article 15) as Lessor may determine, to any tenant which it may deem suitable and satisfactory and for any use and purpose it may deem appropriate and may collect and receive the rents therefor. Lessor shall use commercially reasonable methods in making such reletting. Lessor, at its option, may make such repairs, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Lessor considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Lessee of any liability under this Lease or otherwise affecting any such liability. Lessor shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Lessor shall not in any event be required to pay Lessee (but shall credit Lessee, to the extent set forth in Article 15, with) any sums received by Lessor on a reletting of the Demised Premises, or any part thereof, whether or not in excess of the rent reserved in this Lease.

         SECTION 14.04. Lessee, on its own behalf and on behalf of all persons claiming through or under Lessee including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Lessee and all such persons might otherwise have under any present or future law, to (i) the service of any notice of intention to re-enter or institute legal proceedings to that end, excluding service of process, (ii) redeem the Demised Premises, (iii) re-enter or repossess the Demised Premises, or (iv) restore the operation of this Lease, after Lessee shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Lessor or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

         SECTION 14.05. In the event the Lessee shall dispute the validity or amount, or the time or manner of payment of, any rent claimed by Lessor to be due from Lessee under this Lease, Lessee shall nevertheless pay the same and such payment may be without prejudice to Lessee's position if Lessee so requests at the time of payment. If the dispute shall be finally determined in Lessee's favor by a court of competent jurisdiction, Lessor shall within a reasonable period of time not to exceed sixty (60) days pay Lessee the amount of Lessee's overpayment of such rent. Lessee's failure to observe and perform the provisions of this Section shall be deemed a default under subdivision (1) of Section 14.01.A.

               ARTICLE 15 - MEASURE OF DAMAGES IN EVENT OF DEFAULT

         SECTION 15.01. A. In the event that this Lease be terminated pursuant to Article 14 as a result of an Event of Default on the part of the Lessee and whether or not the Demised Premises be relet, Lessor shall be entitled to retain all monies, if any, paid by Lessee to Lessor, whether as advance rent or otherwise, but such monies shall be credited by Lessor against any rent due at the time of such termination, or at Lessor's option, against any damages payable by Lessee, and Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor the following:

         (a) All rent to the date upon which this Lease and the Term shall have terminated, and

         (b) All expenses reasonably incurred by Lessor in recovering possession of the Demised Premises (including summary proceedings), restoring the Demised Premises to good order and condition, maintaining the Demised Premises in good order and condition while vacant, altering or otherwise preparing the same for reletting, and in reletting the Demised Premises (including brokerage commissions, administrative costs and legal expenses), the same to be paid by Lessee to Lessor on demand, and

         (c) The amount by which the rent which, but for the termination of this Lease, would have been payable under this Lease from the date of termination to the Expiration Date exceeds the rental and other income, if any, collected by Lessor in respect of the Demised Premises, or any part thereof, subject nevertheless to the provisions of Section 14.03, said amount to be due and payable by Lessee to Lessor on the several days on which the rent reserved in this Lease would have become due and payable for the period which otherwise would have constituted the unexpired portion of the Term (that is to say, upon each of such days Lessee shall pay to Lessor the amount of deficiency then existing).

         B. Whether or not Lessor shall have collected any monthly deficiencies aforesaid, Lessor shall be entitled to recover from Lessee on demand, as and for liquidated damages, a lump sum payment equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (due account being taken of amounts, if any, collected under clause [c] of Section 15.01.A, and conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry and thereafter increasing by five (5%) percent per annum) exceeds the then rental value of the Demised Premises for the same period both discounted at a rate equal to then applicable Treasury Rate to present value. If the Demised Premises or any part thereof be relet by Lessor for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed PRIMA FACIE to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Lessor to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater or less than the amount of liquidated damages referred to above (due account to be taken, however, of the amounts, if any, collected under this Article
         15).

         SECTION 15.02. In no event shall Lessee be entitled to receive any excess of the rental and other income collected by Lessor in respect of the Demised Premises over the sums payable by Lessee to Lessor hereunder. In no event shall Lessee be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any such rental and other income, except to the extent that such rental and other income is allocable to the portion of the Term in respect of which such suit is brought and is actually received by Lessor prior to the entry of judgment in such suit.

         SECTION 15.03. Separate actions may be maintained by Lessor against Lessee from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Lessor under
Article 14, without waiting until the end of the Term and without prejudice to Lessor's right to collect damages thereafter.

                          ARTICLE 16 - INDEMNIFICATION

         SECTION 16.01. Notwithstanding that joint or concurrent liability may be imposed upon either party by statute, ordinance, rule, regulation, order or court decision, and notwithstanding any insurance furnished by either party pursuant hereto or otherwise, Lessee shall and does hereby indemnify and hold Lessor and its agents, officers, directors, and employees, harmless from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including architects', engineers' and attorneys' fees) due to or arising out of any of the following:

                  (a) any work or thing done in, on or about the Demised Premises, Building or the Property or any part thereof or any use, possession, occupation, condition, operation, maintenance, repair or management of the Demised Premises, Building or the Property or any part thereof, by Lessee or anyone claiming through or under Lessee or the respective employees, agents, licensees, contractors, servants or sublessees of Lessee or any such person;

                  (b) any act or omission on the part of Lessee or any person claiming through or under Lessee, or the respective employees, agents, licensees, invitees, contractors, servants or sublessees of Lessee or any such person; or

                  (c) any accident or injury to any person (including death) or damage to property (including loss of property) occurring in, on, or about the Demised Premises, Building or the Property or any part thereof, due to the act or omission by Lessee, its employees, agents, licensees, invitees, contractors or servants.

         The provisions of this Section 16.01 shall survive the expiration or termination of this Lease. Any sums payable by Lessee to Lessor under this
Section 16.01 shall be due and payable on demand.

         SECTION 16.02. Lessor and Lessor's agents, officers, directors, and employees shall not be liable for any of the following, however caused, other than by wilful or negligent acts: (a) failure of any Utility Service, (b) damage to Lessee's property on the Demised Premises caused by or resulting from any cause whatsoever, including explosion, falling plaster, vermin, smoke, gasoline, oil, Hazardous Materials, steam, gas, electricity, earthquake, subsidence of land, hurricane, tornado, flood, wind or similar storms or disturbances or water, rain, ice or snow which may be upon, or leak or flow from, any street, road, parking lot, sewer, gas main or subsurface area, or from any part of the Property, or leakage of gasoline, oil or other substances from pipes, pipelines, appliances, storage tanks, sewers or plumbing works in or at the Property, or from any other place, or from the breaking of any electrical wire or the breaking, bursting or leaking of water or Hazardous Materials from any plumbing or sprinkler system, or any other pipe or storage tanks in, on, under or about the Property, (c) interference with light or other incorporeal hereditaments, and (d) loss by theft or otherwise of Lessee's Property or the property of any person claiming through or under Lessee. Any employees of Lessor to whom any property shall be entrusted by or on behalf of Lessee shall be deemed to be acting as Lessee's agents with respect to such property and neither Lessor nor Lessor's agents shall be liable for any loss or for damage to any such property by theft or otherwise. This Section 16.02 shall not be construed as a provision for indemnification.

         SECTION 16.03. Except as otherwise provided for in this Lease, Lessor shall and does hereby indemnify and hold harmless Lessee and Lessee's agents from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including architects' and attorneys' fees) due to or arising out of the breach of this Lease, negligence or willful misconduct of Lessor, its agents, officers, directors and employees. In case of any obligation of Lessor to indemnify Lessee pursuant to this Section, such obligation shall be subject to and conditioned upon (x) the receipt by Lessor of prompt written notice of the claim with respect to which indemnification is sought and (y) Lessor's having had reasonable opportunity to conduct the defense of such claim in such manner as it deems appropriate, with the full cooperation of Lessee, and using counsel reasonably acceptable to Lessor.

                     ARTICLE 17 - MECHANIC'S AND OTHER LIENS

         SECTION 17.01. If any mechanic's, laborer's or materialman's lien shall be at any time be filed against the Demised Premises, Building or Property, or any part thereof with respect to any work done, or caused to be done, or labor or materials furnished, or caused to be furnished, by Lessee or anyone claiming through or under Lessee, Lessee, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge the same by bonding proceedings, if permitted by law (and if not so permitted, by deposit in court). Any amount so paid by Lessor, including all costs and expenses paid by Lessor in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Lessor's so paying any such amount, cost or expense, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand.

                            ARTICLE 18 - CONDEMNATION

         SECTION 18.01. If the whole of the Demised Premises, or such part thereof as will render the remainder Untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of vesting of title in the condemning authority with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Demised Premises (appraised after taking and repair of any damage to the Demised Premises pursuant to this Section) bears to the value of the entire Demised Premises immediately before the taking. The value of the Demised Premises before and after the taking shall be determined for the purposes of this Section by an independent licensed appraiser chosen by Lessor. If more than sixty (60%) percent of the total area of the Building included in the Demised Premises immediately prior to acquisition or condemnation is so acquired or condemned, or if by reason of such acquisition or condemnation, Lessee no longer has reasonable means of access to the Demised Premises, then in such event, either party, may give notice to the other party within sixty (60) days next following the date upon which Lessee have received notice of vesting of title, thirty (30) days notice of termination of this Lease. In the event any such thirty (30) day notice of termination is given by Lessor or Lessee, this Lease and the Term shall terminate upon the expiration of said thirty (30) days with the same effect as if that date were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned, and the Term shall not be terminated pursuant to the provisions of this Section, Lessor, at Lessor's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained unit. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section, the Fixed Rent and Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent and Additional Rent for any period after such date shall be refunded by Lessor to Lessee, subject to the claims, if any, of Lessor against Lessee hereunder or otherwise.

         SECTION 18.02. In the event of any acquisition or condemnation of all or part of the Demised Premises for any public or quasi-public use or purpose, Lessor shall be entitled to receive the entire award for such acquisition or condemnation, Lessee shall have no claim against Lessor or the condemning authority for the value of any unexpired portion of the Term and Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Lessor. Nothing contained in this Section shall be deemed to prevent Lessee from making a separate claim in any condemnation proceeding for moving expenses and for the value of any Lessee's Property which would be removable at the end of the Term pursuant to the provisions hereof, directly against any governmental authority authorized to exercise the power of eminent domain, provided that applicable statutes permit such awards and any award to Lessor is not diminished or adversely affected thereby.

         SECTION 18.03. The terms "condemnation" and "acquisition" as used in this Article shall include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between Lessor and/or any Superior Mortgage and any governmental authority authorized to exercise the power of eminent domain.

                    ARTICLE 19 - COVENANT OF QUIET ENJOYMENT

         SECTION 19.01. If and so long as no Event of Default shall have occurred and be continuing, Lessor covenants and agrees that Lessee may peaceably and quietly enjoy the Demised Premises and Lessee's possession of the Demised Premises will not be disturbed by Lessor, its successors and assigns, subject, however, to the terms of this Lease (including those set forth in Sections 24.01 and 24.02), the Mortgage, Superior Lease and any and/or all other agreements and any amendments thereto, to which this Lease is subordinated.

               ARTICLE 20 - WAIVER OF COUNTERCLAIM AND JURY TRIAL

         SECTION 20.01. In the event that Lessor shall commence any summary or other proceedings or action for non-payment of rent hereunder, Lessee shall not interpose any counterclaim of any nature or description in such proceeding or action, unless such non-interposition would effect a waiver of Lessee's right to assert such claim against Lessor in a separate action or proceeding. The parties hereto waive a trial by jury on any and all issues arising in any action or proceeding between them or their successors under or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Lessor and Lessee, or Lessee's use or occupation of the Demised Premises, including any claim of injury or any emergency or other statutory remedy with respect thereto. The provisions of this Article shall survive the expiration or other termination of this Lease.

                              ARTICLE 21 - NOTICES

         SECTION 21.01. A. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing and

                  (a) If to Lessee, then, at the option of Lessor, (i) addressed to Lessee's address as set forth in this Lease, with copies thereof to [SCHULTE ROTH & ZABEL, 919 THIRD AVENUE, NEW YORK, NEW YORK 10022,
         ATTENTION: GEORGE SILFEN, ESQ.,] or to such other address as Lessee may designate as its new address for such purpose by notice given to Lessor in accordance with the provisions of this Section, or (ii) delivered personally to Lessee, or (iii) by overnight courier,

                  (b) If to Lessor, sent by personal delivery or overnight courier, addressed to Lessor at Lessor's address as set forth in this Lease, with copies thereof to Steven C. Hirsch, Esq., 585 Stewart Avenue, Suite 430, Garden City, New York 11530, or to such other address as Lessor may designate as its new address for such purpose by notice given to Lessee in accordance with the provisions of this Section.

         B. Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given: (i) on the date delivered, if delivered to Lessee personally, or by overnight courier and (ii) on the expiration of five (5) days after mailing, if mailed to Lessor or Lessee as provided in this Section. Any notice by a party signed by counsel for such party shall be deemed a notice signed by such party.

              ARTICLE 22 - WAIVERS AND SURRENDERS TO BE IN WRITING

         SECTION 22.01. The receipt of full or partial rent by Lessor with knowledge of any breach of this Lease by Lessee or of any default on the part of the Lessee in the observance or performance of any of the provisions or covenants of this Lease shall not be deemed to be a waiver of any such provision, covenant or breach of this Lease PROVIDED, HOWEVER, that acceptance of a payment of rent shall be valid PRO TANTO. No waiver or modification by

Lessor, unless in writing, and signed by Lessor, shall discharge or invalidate any provision or covenant or affect the right of Lessor to enforce the same in the event of any subsequent breach or default. The failure on the part of Lessor to insist in any one or more instances upon the strict performance of any of the provisions or covenants of this Lease, or to enforce any covenant or provision herein contained or to exercise any right, remedy or election herein contained consequent upon a breach of any provision of this Lease, shall not affect or alter this Lease or be construed as a waiver or relinquishment for the future of such one or more provisions or covenants or of the right to insist upon strict performance or to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any existing or subsequent breach, act or omission, whether of a similar nature or otherwise. The receipt by Lessor of any rent or any other sum of money or any other consideration hereunder paid by Lessee after the termination, in any manner, of the Term, or after the giving by Lessor of the Termination Notice, shall not reinstate, continue or extend the Term, or destroy, or in any manner impair the efficacy of any such Termination Notice, as may have been given hereunder by Lessor to Lessee prior to the receipt of any such rent, or other sum of money or other consideration, unless so agreed to in writing and signed by Lessor. Neither acceptance of the keys or any other act or thing done by Lessor or any agent or employee shall be deemed to be an acceptance of a surrender of the Demised Premises, or any part thereof, excepting only an agreement in writing signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the correct rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check, as distinguished from any letter accompanying such check or payment, be deemed to effect or evidence an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other remedy in this Lease provided.

                          ARTICLE 23- RIGHTS CUMULATIVE

         SECTION 23.01. Each right and remedy of Lessor shall be cumulative and to the extent permitted by law, the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies of such party shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies; PROVIDED, HOWEVER, that this sentence shall not be construed to entitle Lessor to satisfaction of more than one remedy in respect of a particular breach. In the event of any breach or threatened breach by Lessee or any persons claiming through or under Lessee of any of the agreements, terms, covenants or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach (if entitled to do so at law or in equity or by statue or otherwise) and shall have the right to invoke any right or remedy allowed by law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

                  ARTICLE 24- CONVEYANCE; LIABILITY OF PARTIES

         SECTION 24.01. The term "Lessor" as used herein shall mean and include only the owner or owners at the time in question of the Lessor's interest in this Lease so that in the event of any transfer or transfers (by operation of law or otherwise) of Lessor's entire interest in this Lease, Lessor herein named (and in the case of any subsequent transfers or conveyances, the then transferor) shall be and hereby is automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability in respect of the performance of any covenants or obligations on the part of the Lessor contained in this Lease thereafter to be performed, provided that the transferee shall be deemed to have assumed and agreed to perform subject to the limitation of this Article (and without further agreement between or among the parties or their successors in interest, and/or the transferee) and only during and in respect of the transferee's period of ownership, all of the terms, covenants and conditions in this Lease contained on the part of Lessor to be performed, which terms, covenants, and conditions shall be deemed to "run with the land", it being intended hereby that the terms, covenants and conditions contained in this Lease on the part of the Lessor to be performed shall, subject as aforesaid, be binding on Lessor, its successors and assigns, only during and in respect of their respective successive periods of ownership.

         SECTION 24.02. In the event of a breach by Lessor of any provisions, covenants or obligations of this Lease to be performed by Lessor, the monetary liability of Lessor in relation to any such breach shall be limited to the equity of Lessor in the Demised Premises, and Lessee shall look only to Lessor's equity in the Demised Premises for the performance and observance of the terms, covenants, conditions and obligations of this Lease to be performed or observed by Lessor and for the satisfaction of Lessee's remedies for the collection of any award, judgment or other judicial process requiring the payment of money by Lessor in the event of a default in the full and prompt payment and performance of any Lessor's obligations hereunder and in no event shall any of the partners constituting Lessor (the "Partners"), nor the partners, shareholders, officers or directors of Lessor or the Partners shall be liable for the performance of Lessor's obligations under this Lease, nor shall any of the Partners assets be liable to any levy, execution, restraint, award, claim of any kind whatsoever arising out of, or in any way related to this Lease.

         SECTION 24.03. The term "Lessee" as used in this Lease shall mean and include Lessee named herein and, during and in respect of their respective successive periods of ownership, each subsequent owner or owners of the leasehold estate created by this Lease. For all purposes of this Lease and without affecting the rights of, and obligations between, Lessee herein named and any transferee, notwithstanding any transfer (by operation or law or otherwise) of title to the leasehold estate created by this Lease by Lessee herein named or by any subsequent owner of such estate and notwithstanding the assumption by any transferee of the obligations of the Lessee hereunder, Lessee herein named, as between Lessor and Lessee herein named, shall remain primarily liable as primary obligor and not as a surety, for the full and prompt payment and performance of Lessee's obligations hereunder and, without limiting the generality of the foregoing or of Article 28, shall remain fully and directly responsible and liable to Lessor for all acts and omissions on the part of any transferee subsequent to it in violation of any obligation of this Lease.

                  ARTICLE 25- CHANGES AND ALTERATIONS BY LESSEE

         SECTION 25.01.A. Lessee shall have no right to make any alteration, change, additions or improvement, structural or otherwise (an "Alteration"), to the Demised Premises or any appurtenances thereto without the prior written consent of Lessor in each instance, which consent shall not be unreasonably withheld.

         B. If Lessor shall grant its consent to the making of an Alteration, then the same shall (i) be performed at the sole cost and expense of Lessee,
(ii) be performed in a good and workmanlike manner, and in compliance with all applicable Legal Requirements (including existing zoning requirements), Insurance Requirements and Environmental Laws, (iii) be consistent with the use of the Demised Premises provided for herein, (iv) not in any way render the Demised Premises other than a complete, self containing operating unit, (v) in the case of a structural alteration, be performed in accordance with plans and specifications approved prior to the commencement of any work by the appropriate Governmental Authorities and by Lessor, (vi) be of such nature so as not to lessen the fair market value of the Demised Premises, and (vii) be performed under the supervision of a licensed architect approved by Lessor and in accordance with Lessor's STANDARD REQUIREMENTS FOR ALTERATIONS TO BE PERFORMED BY LESSEES', as may be amended from time to time.

         SECTION 25.02.A. Any and all Alterations made in accordance with
Section 25.01 shall immediately become the property of Lessor, PROVIDED, HOWEVER, that if, in accordance with the provisions of Sections 25.02.B and 29.02, Lessee shall have the option to and shall remove its trade fixtures, provided that same are not affixed to or such removal would otherwise damage the Demised Premises, then the same shall cease to be property of the Lessor upon removal.

         B. Unless Lessor shall otherwise expressly indicate in writing at the time of granting its consent to the making of a proposed Alteration, Lessee shall, as and when provided in Section 29.02, restore the affected portion of the Demised Premises to the state or condition thereof existing prior to the making of such Alteration.

         C. Any and all contractors to be involved in performing work shall be subject to Lessor's prior approval, which shall not be unreasonably withheld.

         D. Prior to commencing any work at the Demised Premises, Lessee shall furnish Lessor with evidence reasonably satisfactory to Lessor of such insurance as Lessor may require and such insurance shall be in full force and effect during such work and will cover, by endorsement or otherwise, the risk during the course of such work.

         E. In the event of any Alteration as provided for in this Article, the Rent payable hereunder shall not be reduced or abated in any manner whatsoever.

         F. No Alterations shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Lessee's property, unless Lessor's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Lessee's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixtures, equipment or other property shall thereupon become the property of Lessor), unless Lessor shall otherwise expressly consent in writing.

         SECTION 25.03. Notwithstanding anything herein to the contrary, Lessor shall have the option of performing any and all Alterations pursuant to Article 25 of this Lease on Lessee's behalf and at Lessee's Cost.

                       ARTICLE 26 - CERTIFICATE OF LESSEE

         SECTION 26.01. Lessee agrees at any time and from time to time, within twenty (20) days after request by Lessor, to execute, acknowledge and deliver a statement certifying (i) the Commencement Date hereunder, (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) the dates to which the Fixed Rent and Additional Rent have been paid, and (iv) whether or not to the knowledge of the signer of such statement (a) Lessor is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, (b) either party is holding any funds under this Lease in which the other has an interest (and, if so, specifying the party holding such funds and the nature and amount thereof), and
(c) there is any amount then due and payable to Lessee by Lessor, it being intended that any such statement delivered pursuant to this Section may be relied upon by Lessor, any mortgagee, superior lessor or any person who may and does become a mortgagee, superior lessee, any person who may and does become a purchaser or assignee of Lessor's interest in this Lease or the mortgagee's interest in any mortgage or the lessor's interest in the Superior Lease.

                ARTICLE- 27 ASSIGNMENTS, SUBLEASES AND MORTGAGES

         SECTION 27.01.A. Except as otherwise specifically provided in this Article, neither this Lease, nor the Term and estate hereby granted, nor any part thereof, nor the interest of Lessee in any sublease or the rental thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Lessee or Lessee's legal representatives or successors in interest, by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, nor any Lessee's Property, shall be encumbered in any manner by reason of any act or omission on the part of Lessee or anyone claiming under or through Lessee, or shall be sublet or be used or occupied or permitted to be used or occupied or utilized for desk or storage space by anyone other than Lessee or for any purpose other than as specifically permitted by this Lease, without the prior written consent of Lessor in each case, which consent shall not be unreasonably withheld, conditioned or delayed. If Lessee is other than a public company, a transfer (including any issuance of stock) of an aggregate of fifty (50%) percent or more stock, partnership interest or other equity interest in Lessee by any party or parties in interest shall be deemed an assignment of this Lease.

         B. If Lessee herein named is a corporation, upon at least Sixty (60) days prior notice to Lessor, this Lease in its entirety may be assigned without Lessor's consent to a corporation into which Lessee merges or consolidates, or which controls, is controlled by or under common control with Lessee, so long as the Demised Premises continue to be used for the use described in Article 4 of this Lease; the transfer is not principally for the purpose of transferring the leasehold estate created hereby; the net worth of the assignee is at least equal to or in excess of the net worth of Lessee at the time of execution of this Lease and immediately prior to such assignment or the assignee can otherwise secure and guaranty the payment to Lessor or all rent and any other amounts due from Lessee pursuant to this Lease in a manner reasonably satisfactory to Lessor; the assignee assumes by documents satisfactory to Lessor all of Lessee's obligations to be performed under this Lease, and; provided such assignment shall be subject to all of the other terms and conditions of this Lease.

         SECTION 27.02. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee, and Lessor shall be entitled to receive, as Additional Rent, one half of all of the excess consideration paid to Lessee in connection with such assignment as shall for any period exceed the aggregate of the Rents payable under this Lease (the "Excess Consideration"). Such Excess Consideration shall be reduced by the reasonable cost of tenant improvements, brokerage commissions and attorneys' fees and disbursements reasonably incurred by Lessee for such assignment, and the net amount thereof shall be paid to Lessor either: (i) in a lump sum, (ii) or allocated to such period on a straight line basis over the term of such assignment if paid in installments, as the case may be, promptly after receipt thereof by Lessee. The provisions of the preceding sentence shall be in full force and effect notwithstanding that Lessee has sought the protection of any provisions of the bankruptcy law (as hereinafter defined) or if a petition has been filed against Lessee under such bankruptcy law. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Lessee, whether or not in violation of this Lease, Lessor may, after default by Lessee and expiration of Lessee's time to cure such default, if any, collect rent from the sublessee or occupant. In either event, Lessor may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of
Section 27.01, or the acceptance of the assignee, sublessee or occupant as tenant, or a release of Lessee from the further performance by Lessee of Lessee's obligations under this Lease. The consent by Lessor to an assignment, mortgaging or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Lessee from obtaining the express consent of

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Lessor for any other or further assignment, mortgaging or subletting. References in this Lease to use or occupancy by anyone other than Lessee shall not be construed as limited to sublessees and those claiming under or through sublessees but as including also licensees and other claiming under or through Lessee, immediately or remotely. The listing of any name other than that of Lessee on any door of the Demised Premises or on any sign on the Demised Premises, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or be deemed to constitute, or serve as a substitute for, any prior consent of Lessor required under this Article, and it is understood that any such listing shall constitute a privilege extended by Lessor which shall be revocable at Lessor's will by notice to Lessee. Lessee agrees to pay to Lessor any reasonable counsel fees incurred by Lessor in connection with any proposed assignment of Lessee's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof. Neither any assignment of Lessee's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Lessee as provided in this Article, nor any application of any such rent as provided in this Article shall, under any circumstances, relieve Lessee herein named of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Lessee's part to be observed and performed.

         SECTION 27.03. A. Notwithstanding anything contained in Sections 27.01 and 27.02, in the event that, at any time or from time to time during the Term, Lessee desires to sublet all or any part of the Demised Premises, Lessee shall notify Lessor of such desire and shall: (i) submit to Lessor in writing the name and address of the proposed subtenant, a reasonably detailed statement of the proposed subtenant's business, reasonably detailed financial references for the proposed subtenant and any other information reasonably requested by Lessor, and
(ii) submit to Lessor a copy of the proposed sublease.

         B. If a proposed assignment or sublease requires Lessor's consent, then upon receipt of such notice, Lessor shall thereupon have the option and right, exercisable within Ten (10) days of receipt of such notice from Lessee, to terminate this Lease with respect to the portion to be assigned or subleased effective as of a date specified by Lessor in such notice which date shall not be later than Thirty (30) days after the date of Lessor's notice.

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


         C. If within thirty (30) days after Lessee shall have requested the consent of Lessor to any assignment or subletting under this Article, and shall have submitted all items required hereby, Lessor does not exercise its option to terminate this Lease, the term of the proposed assignment or sublease may commence upon Lessor's consent, which consent may not be unreasonably withheld, it being agreed that if within such thirty (30) day period Lessor does not advise Lessee that such consent is granted, such consent shall be deemed granted by Lessor. Lessor, however, shall not in any event be obligated to consent to the proposed sublease or the commencement of the term unless: (i) in the reasonable judgment of Lessor the proposed subtenant is of a character and financial worth such as is in keeping with the standards of Lessor in those respects for the Demised Premises, and the nature of the proposed subtenant's business and its reputation are in keeping with the character of the Demised Premises and the use thereof, (ii) the purpose for which the proposed subtenant intends to use the portion of the Demised Premises sublet to it are uses expressly permitted by and not expressly prohibited by this Lease; (iii) the proposed sublease shall prohibit any assignment or subletting; (iv) no Event of Default shall have occurred and be continuing and (v) Lessee shall reimburse Lessor for all reasonable costs that may be incurred by Lessor in connection with the said sublease, including the costs of making investigations as to the acceptability of a proposed subtenant and legal costs incurred in connection with the granting of any requested consent.

         D. With respect to each and every subletting authorized by the provisions of this Article it is further agreed and understood between Lessor and Lessee that: (i) the subletting shall be, and each such sublease shall expressly provide that is, subject and subordinate at all times and in all respects, to this Lease, (ii) no subletting shall be for a term ending later than one day prior to the Expiration Date originally provided for herein and that part, if any, of the proposed term of any sublease which shall extend beyond a date one day prior to the Expiration Date originally provided for herein (or any sooner date of the expiration of the term or termination of this Lease) is hereby deemed to be a nullity, (iii) there shall be delivered to Lessor, within ten (10) days after the commencement of the term of the proposed sublease, notice of such commencement and a fully executed copy of the proposed sublease (unless previously submitted) and (iv) Lessee shall pay to Lessor, as Additional Rent, one half of all of the Excess Consideration.

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


         E. Anything herein contained to the contrary notwithstanding: (i) Lessee shall not advertise but may list its space for subletting or assignment, and may list its space at a rental rate lower than the rental rate then being paid by Lessee to Lessor only with respect to subletting (but not assignment) and (ii) No assignment or subletting shall be made to any person or entity which shall at that time otherwise be a tenant, sub-tenant or other occupant of any part of the Property or which shall within the prior Four (4) months have been negotiating with Lessor to become such a tenant, sub-tenant or occupant of the Property.

                           ARTICLE 28 - SUBORDINATION

         SECTION 28.01. This Lease, and all rights of Lessee hereunder, are and shall be subject and subordinate in all respects to (a) all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Property, the Building, the Building Equipment and/or any appurtenance thereto of which Lessor has notified Lessee (collectively, the "Superior Lease"), (b) all mortgages and building loan agreements, including leasehold mortgages, deeds of trust, and building loan agreements, which may now or hereafter affect the Property, the Building, the Building Equipment and/or any appurtenance thereto, of which Lessor has notified Lessee (collectively, the "Mortgage"), whether or not the Mortgage shall also cover other land and/or buildings, and (c) each and every advance made or hereafter to be made under the Mortgage and to all renewals, modifications, replacements, substitutions and extensions of any Superior Lease and the Mortgage and spreaders and consolidations of the Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall promptly execute and deliver, at its own cost and expense, an instrument in recordable form to evidence such subordination. If, in connection with the obtaining, continuing or renewing of financing for which the Demised Premises or the interest of the lessee under the Superior Lease represents collateral in whole or in part, a bank, insurance company or other lender shall request reasonable modifications of this Lease as a condition of such financing, Lessee will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the monetary obligations of Lessee under this Lease or materially increase the other obligations of Lessee hereunder or materially and adversely affect the rights of Lessee under this Lease. Lessor represents that as of the date hereof, the Property is not encumbered by a Superior Lease or Mortgage.

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         SECTION 28.02. If at any time prior to the expiration of the Term, the holder of the Mortgage shall become the owner of the Demised Premises as a result of foreclosure of its mortgage or by reason of an assignment of the lessee's interest under any such lease or conveyance of the Demised Premises, Lessee agrees, at the election and upon demand of any owner of the Demised Premises, or of the holder of any Mortgage or Superior Lease (including a leasehold mortgage) in possession of the Demised Premises, to attorn, from time to time, to any such owner, or lessee, upon the then executory terms and conditions of this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Demised Premises. No such owner, holder or lessee shall be liable for any previous acts or omission of Lessor under this Lease (except that this provision shall not be construed to relieve such person from any obligation thereafter to be performed), nor shall such owner holder or Lessee be subject to any offset which shall have theretofore accrued to Lessee against Lessor, or be bound by any previous modification of this Lease, not expressly provided for in this Lease, entered into after the date of the Mortgage, or Superior Lease, or by any previous prepayment of more than one month's Fixed Rent. The foregoing provisions of this Section shall enure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, or the foreclosure (including judgment of foreclosure and sale) of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Lessee, however, upon demand of any such owner, holder or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

              ARTICLE 29 - SURRENDER; REMOVAL OF LESSEE'S PROPERTY

         SECTION 29.01. On the last day of the Term or on the earlier termination of the Term, Lessee shall peaceably and quietly leave, surrender and deliver the Demised Premises to Lessor, together with (a) all alterations, changes, additions and improvements, which may have been made upon the Demised Premises, and (b) except for Lessee's Property, all fixtures and articles of personal property of any kind or nature which Lessee may have installed or affixed on, in, or to the Demised Premises for use in connection with the operation and maintenance of the Demised Premises (whether or not said property be deemed to be fixtures), all of the foregoing to be surrendered in good, substantial and sufficient repair, order and condition, reasonable use, wear and tear, and damage by fire or other casualty, excepted, and free of occupants and sublessees.

         SECTION 29.02. On or prior to the Expiration Date or any earlier termination of this Lease, Lessee shall remove Lessee's Property, and any items referred to in clauses (a) or (b) of Section 29.01, which Lessor shall request Lessee to remove (unless Lessor shall have waived such right as to any item referred to in clause (a) of Section 29.01 at the time of the granting of consent with respect thereto under Article 25), and Lessee shall pay or cause to be paid the cost of repairing or remedying any damage caused thereby, provided that no item of Lessee's Property may be removed if its removal would impair the integrity (structural or otherwise) of the Building or Building Equipment. All property not so removed shall be deemed abandoned and may either be retained by Lessor as its property or disposed of, without accountability, at Lessee's sole cost, expense and risk, in such manner as Lessor may see fit.

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


         SECTION 29.03. If the Demised Premises are not surrendered in accordance with the provisions of this Article upon the expiration or termination of this Lease, Lessor shall have all rights given at law or in equity, in the case of holdovers, to remove Lessee and anyone claiming through or under Lessee. In any event, Lessee shall and does hereby indemnify Lessor against all loss or liability arising from delay by Lessee in so surrendering the Demised Premises, including any claims made by any succeeding lessees founded on such delay. Lessee expressly waives, for itself and for any person claiming through or under Lessee (including creditors), any rights which lessee or any such person may have under the provisions of any law in connection with any holdover summary proceedings which Lessor may institute to enforce the provisions of this Article. Lessee's obligations under this Article shall survive the expiration or termination of this Lease.

         SECTION 29.04. Lessee acknowledges the extreme importance to Lessor that possession of the Demised Premises be surrendered at the expiration or sooner termination of this Lease. In the event that Lessee fails to vacate the Demised Premises at the expiration or sooner termination of this Lease, or fails to notify Lessor of its option to extend this Lease for the Extension Term (as hereinafter defined), Lessee shall be obligated to pay Lessor damages in an amount equal to Two Hundred (200%) percent of the annual Fixed Rent and Additional Rent provided for on the day preceding the Expiration Date for such period of time that Lessee holds over on a per diem basis.

                           ARTICLE 30 - RENEWAL TERM

         SECTION 30.01. Lessee named herein, shall have the right, at its option, to extend this Lease for a term ("Renewal Term") of Five (5) years (to commence on the Expiration Date originally provided for herein and to end at noon on the Fifth (5th) anniversary of such Expiration Date originally provided for herein) by giving Lessor notice of such election at any time but not less than Six (6) months prior to the Expiration Date originally provided for herein (time being of the essence with respect thereto), and upon the giving of such notice this Lease thereupon shall, subject to the provisions of Section 30.02, be automatically extended for the Renewal Term with the same force and effect as if the Renewal Term had been originally included in the Term, without the execution of any further instrument.

         SECTION 30.02. Any notice of election to exercise the option to extend as hereinbefore provided must be in writing and sent to Lessor as provided in
Article 21. Neither the option granted to Lessee in this Article to extend the Term, nor the exercise of such option by Lessee, named herein shall prevent Lessor from exercising any option or right granted or reserved to Lessor in this

                                       53

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Lease to terminate this Lease, and the effective exercise of any such right of termination by Lessor shall terminate any such renewal or extension and any right of Lessee to any such renewal or extension, whether or not Lessee shall have exercised any such option to extend the Term. Any such option or right on the part of Lessor to terminate this Lease pursuant to the provisions hereof shall continue during any Renewal Term.

         SECTION 30.03. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term except that (i) the Fixed Rent for the Renewal Term shall be as provided in Section 30.04 (all other rent and charges payable by Lessee remaining unaffected), and (b) there shall be no further privilege of extension of this Lease beyond the Renewal Term.

         SECTION 30.04. During the Renewal Term, Lessee shall pay to Lessor annual Fixed Rent, at the same times and in the same manner as in the Term originally provided for, as follows:

                  A. During and in respect of the period from December 1, 2005 through November 30, 2006 (both dates inclusive), an amount equal to Fifty-Eight Thousand, Three Hundred and Ninety and 08/100 ($58,390.08) Dollars (inclusive of electric) payable in equal monthly installments of Four Thousand, Eight Hundred and Sixty-Five and 84/100 ($4,865.84) Dollars (inclusive of electric); and

                  B. During and in respect of the period from December 1, 2006 through November 30, 2007 (both dates inclusive), an amount equal to Sixty Thousand, Eighteen and 00/100 ($60,018.00) Dollars (inclusive of electric) payable in equal monthly installments of Five Thousand, One and 50/100 ($5,001.50) Dollars (inclusive of electric); and

                  C. During and in respect of the period from December 1, 2007 through November 30, 2008 (both dates inclusive), an amount equal to Sixty-One Thousand, Six Hundred and Ninety-Four and 76/100 ($61,694.76) Dollars (inclusive of electric) payable in equal monthly installments of Five Thousand, One Hundred and Forty-One and 23/100 ($5,141.23) Dollars (inclusive of electric).

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


                  D. During and in respect of the period from December 1, 2008 through November 30, 2009 (both dates inclusive), an amount equal to Sixty-Three Thousand, Four Hundred and Twenty-One and 80/100 ($63,421.80) Dollars (inclusive of electric) payable in equal monthly installments of Five Thousand, Two Hundred and Eighty-Five and 50/100 ($5,285.50) Dollars (inclusive of electric); and

                  E. During and in respect of the period from December 1, 2009 through November 30, 2010 (both dates inclusive), an amount equal to Sixty-Five Thousand, Two Hundred and 68/100 ($65,200.68) Dollars (inclusive of electric) payable in equal monthly installments of Five Thousand, Four Hundred and Thirty-Three and 39/100 ($5,433.39) Dollars (inclusive of electric).

             ARTICLE 31- THIS ARTICLE HAS BEEN INTENTIONALLY OMITTED

                              ARTICLE 32- BROKERS

         SECTION 32.01. Lessee and Lessor each represent that in connection with this Lease it dealt with no broker, other than FMB Real Estate Services, Inc. (the "Brokers") nor has Lessee or Lessor had any correspondence or other communication in connection with this Lease with any other person who is a broker, and that so far as Lessee and Lessor are aware the Brokers are the only brokers who negotiated this Lease. Each party hereby indemnifies the other party and holds it harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and attorneys' fees) arising out of any inaccuracy of the above representation. Lessor agrees to pay the Brokers all commissions due for its services pursuant to a separate written agreement.

                        ARTICLE 33- RIGHT OF FIRST OFFER

         SECTION 33.01.A. From and after the Commencement Date, Lessor agrees that prior to offering for lease any contiguous space on the Third (3rd) floor of the Building (subject to the rights of other lessees), it shall give Lessee notice of and the right to, at its option, expand the Demised Premises herein to include all such additional space (the "Additional Space") with occupancy to commence on the Additional Space Commencement Date (as hereinafter defined) and to end on the Expiration Date originally provided for herein.

         B. Lessee shall, within Ten (10) days after receipt of the notice from Lessor that the Additional Space will become available for hire, notify Lessor of its intention to lease the Additional Space (time being of the essence with respect thereto). Lessee's failure to notify Lessor within the Ten (10) day period shall be deemed a waiver of the right to hire the Additional Space. In the event that Lessee shall elect to hire the Additional Space, same shall be deemed added to and a part of the Demised Premises, with the same force and effect as if originally so demised under this Lease as of the Additional Space Commencement Date.

         C. Lessee shall have the right to inspect the Additional Space prior to exercising its rights herein. Lessee agrees to accept the Additional Space in its "AS IS" state and condition on the Additional Space Commencement Date without any representation or warranty, express or implied, in fact or by law, by Lessor, and without recourse to Lessor, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof.

         D. As used herein the "Additional Space Commencement Date" shall be the date which is the sooner of: (1) the date specified in Lessor's notice or (2) the date which on which Lessee occupies all or a part of the Additional Space.

         SECTION 33.02. Any notice of election to exercise the right to expand the Demised Premises as hereinbefore provided must be in writing and sent to Lessor as provided in Article 21. In addition, if prior to the exercise of the right to expand the Demised Premises, Lessee herein named shall have assigned this Lease, no notice by the then Lessee of election to exercise an option to expand shall be valid unless joined in or consented to in writing by Lessee herein named (which consent, in order for the exercise of such right to be effective, shall be delivered to Lessor at or prior to the time of the exercise of the right as to which consent of Lessee herein named had been given). Neither the right granted to Lessee in this Article to expand the Demised Premises, nor the exercise of such right by Lessee, shall prevent Lessor from exercising any option or right granted or reserved to Lessor in this Lease to terminate this Lease, and the effective exercise of any such right of termination by Lessor shall terminate any such renewal or extension and any right of Lessee to any such renewal or extension, whether or not Lessee shall have exercised any such right to expand the Demised Premises. Any such option or right on the part of Lessor to terminate this Lease pursuant to the provisions hereof shall apply to the Additional Space.

         SECTION 33.03.A. All of the terms, covenants and conditions of this Lease applicable to the Demised Premises as originally constituted shall be applicable to the Demised Premises including the Additional Space, except that the annual Fixed Rent provided for in Article 2 shall be increased by the product of the Fair Market Rent as determined in Section 33.03.C hereof and the gross square footage of the Additional Space, and Lessee agrees to pay such amount from and after the Additional Space Commencement Date.

         B. During and in respect of the Term hereof, Lessee's Proportionate Share shall be increased by the gross square footage of all Additional Space that Lessee occupies in the Building.

         C. As used herein "Fair Market Rent" shall mean the annual rate equal to the annual fair rental value of the Additional Space (without deduction for the cash value of free rent and leasehold improvements), which non-equity tenants are then receiving in connection with a lease for comparable space in the Building on the Additional Space Commencement Date with a term equal to the term of this Lease and otherwise containing the same provisions as this Lease contains, as reasonably determined by Lessor.

         SECTION 33.04. If Lessee shall effectively exercise its right to hire the Additional Space, Lessor and Lessee, upon demand of either, shall execute and deliver to each other duplicate originals of an instrument, duly acknowledged, setting forth (i) that the Demised Premises have been expanded to include the Additional Space, (ii) the amount of such Additional Space, (iii) the annual Fixed Rent payable during the Term, (iv) that such Additional Space is upon and subject to all of the terms, covenants, conditions and limitations contained herein, and (v) Lessee's Proportionate Share as increased by the Additional Space.

                            ARTICLE 34- DEFINITIONS

         SECTION 34.01 For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

                  (a) "Additional Rent" shall mean all sums of money, other than Fixed Rent, as shall become due from and payable by Lessee hereunder.

                  (b) "Building" shall mean the building, structures and improvements, and related facilities, including paved areas and all parking lots adjacent and/or appurtenant thereto (other than "Building Equipment", as such term is herein defined) known as RiverView at Purchase and located at 287 Bowman Avenue, Purchase, New York 10577, now or hereafter erected, constructed or situated on the land underlying or appurtenant to the Building or any part thereof, together with all alterations, additions and improvements thereto and all restorations and replacements thereof.

                  (c) "Building Equipment" shall mean all machinery, systems, apparatus, facilities, equipment and fixtures of every kind whatsoever now or hereafter belonging, attached to and used exclusively (whether or not same constitute fixtures), or procured for exclusive use, in connection with the operation or maintenance of the Building and/or Property, including water, sewer and gas connections, all heating, electrical, lighting, and power equipment, engines, furnaces, boilers, pumps, tanks, dynamos, motors, generators, conduits, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling, air conditioning equipment and apparatus, cranes, elevators, escalators, ducts and compressors and any and all replacements thereof and additions thereto; but excluding, however, (i) Lessee's Property, (ii) property of any sublessee which sublessee may be authorized to remove from the Building upon and subject to the terms and conditions of its sublease and this Lease, (iii) property of contractors servicing the Building, and (v) improvements for water, gas, and electricity and other similar equipment or improvements owned by any public utility company or any governmental agency or body.

                  (d) "Cost" shall mean that Lessor will perform all such services on a "cost plus" basis, whereby Cost shall include, but not be limited to, the cost of sub-contractors, material, equipment rental, transportation and delivery items, permits, fees, taxes, insurance's, debris removal, demolition, safety protection, labor, supervision, construction management, purchasing, expediting and material handling, and shall also include a contingency, based on the complexity of the work to be performed, of up to five percent (5%) of the total of all such items otherwise included within such definition (the "Trades"). In addition, with respect to Lessor's Work as provided for in Article 8 of this Lease or Alterations as provided for in Article 25 of this Lease, Cost shall also include Lessor's fee for acting as project manager.

                  (e) "Environmental Laws" shall mean any and all Federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental conditions at the Demised Premises, Building or Property as now or may at any time hereafter be in effect, including but not limited to and without limiting the generality of the foregoing, The Clean Water Act also known as the Federal Water Pollution Control Act, 88 U.S.C. Section 1251 ET SEQ., the Toxic Substance Control Act, 15 U.S.C. Section 2601 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 186 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ., the Surface Mining Control and Reclamation Act, Section 1201 ET SEQ., 80 U.S.C. Section 1201 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. Section 1818, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C.
         Section 655 and Section 657, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

                  (f) "Hazardous Material" shall mean (i) Any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purpose of) CERCLA, SARA, RCRA, or any other Environmental Law as now or at any time hereafter in effect; (ii) any other waste, substance or material that exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20 through 261.24, inclusive, and those extremely hazardous substances listed under Section 902 of SARA that are present in threshold planning or reportable quantities as defined under SARA and toxic or hazardous chemical substances that are present in quantities that exceed exposure standards as those terms are defined under Section 6 and 8 of OSHA and 29 C.F.R. Part 1910; (iii) any asbestos or asbestos containing substances whether or not the same are defined as hazardous, toxic, dangerous waste, a dangerous substance or dangerous material in any Environmental Law; (iv) "Red Label" flammable materials; (v) all Laboratory Waste and by-products; and (vi) all biohazardous materials.

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                  (g) "Insurance Requirements" shall mean the rules,
         regulations, orders and other requirements of any insurance rating or regulatory organization having jurisdiction of, and which are applicable to, the Demised Premises and of any liability, casualty, or other insurance policy which either Lessor or Lessee is required hereunder to maintain or may maintain hereunder.

                  (h) "Legal Requirements" shall mean the requirements of every statute, law, ordinance, regulation, rule requirement, order or directive, now or hereafter made by any Federal, state or local government or any department, political subdivision, bureau, agency, office or officer thereof, or any other governmental authority having jurisdiction (a "Governmental Authority") with respect to and applicable to (i) the Demised Premises and appurtenances thereto, and/or (ii) the condition, equipment, maintenance, use or occupation of the Demised Premises, including the making of an alteration or addition in or to any structure upon, connected with or appurtenant to the Demised Premises.

                  (i) "Lessee's Delays" shall mean any and all delays caused by or attributable to any action or failure or refusal of Lessee to perform a duty of, Lessee or any person claiming through or under Lessee, or any agent, servant, employee, director, shareholder, contractor or invitee of Lessee or any such person.

                  (j) "Lessee's Property" shall mean all articles of personal property and fixtures and other property, which have been installed or affixed on, in or to, or brought into, the Demised Premises, at the expense of Lessee or any permitted sublessee of Lessee or other permitted occupant of the Demised Premises and without any credit or allowance by Lessor, which are not replacements or any property of Lessor (whether any such replacement is made at Lessee's expense or otherwise), and which do not constitute alterations, changes, additions, or improvements to the Demised Premises or any appurtenances thereto.

                  (k) "Lessee's Proportionate Share" shall mean a fraction the numerator of which is equal to the rental square footage that Lessee occupies in the Demised Premises, and the denominator of which is equal to the total rental square footage of the Building as it presently exists or may hereinafter be increased or enlarged. As of the Commencement Date, the total rentable square footage of the Building shall be deemed to consist of One Hundred and Twenty Thousand (120,000), the total rentable square footage of the Demised Premises shall be deemed to consist of One Thousand, Six Hundred and Fifty

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


         (1,650) square feet, and Lessee's Proportionate Share shall be deemed to be One and Thirty-Eight Hundredths (1.38%) percent. Lessee and Lessor agree that Lessee's Proportionate Share is not based upon any particular method of measuring the Demised Premises and/or the Building and represents an agreed upon percentage and shall not be contestable by Lessee at a future date.

                  (l) "Lessor's Agents" shall be deemed to include agents, servants, employees, directors, officers, shareholders and contractors of Lessor.

                  (m) "Normal Working Hours" shall mean only those between the hours of 8:00 A.M. and 6:00 P.M., Monday through Friday, exclusive of New Years Day, the day designated as the legal holiday for the celebration of Washington's Birthday, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day and all union holidays.

                  (n) "Unavoidable Delays" shall mean any and all delays beyond Lessor's reasonable control, including Lessee's Delays, governmental restrictions, governmental preemption, strikes, labor disputes, lockouts, shortages of labor and materials, enemy action, civil commotions, riot, insurrection and fire, other casualty and other acts of God.

                  (o) "Untenantable" shall mean actual inability to use space in the Demised Premises for the purposes permitted by Section 4.01.

         SECTION 34.02. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

                  (a) The terms "include", "including", and "such as" shall be construed as if followed by the phrase "without being limited to".

                   (b) Whenever this Lease provides that Lessee shall pay Lessor interest at the "maximum legal rate" then interest shall be payable at the highest rate of interest permitted at the relevant time by applicable law to be paid by Lessee without impairing the validity or enforceability of this Lease and without incurring any civil or criminal penalty.

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                  (c) The term "obligations of this Lease" and words of similar import, shall mean the covenants to pay Fixed Rent and Additional Rent and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

                  (d) The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

                  (e) Reference to "substantially complete" and words of similar import shall be deemed to mean, with regard to construction work, completion but for such minor details of work, the non-completion of which would not materially interfere with the utility of the affected space and a certificate of occupancy has been issued by the Governmental Authority having jurisdiction over the Demised Premises.

                  (f) Reference to "termination of this Lease" includes expiration or earlier termination of the Term or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate hereby granted by this Lease shall end at noon on the date of termination as if such date were the date of expiration of the Term and neither party shall have any further liability or obligation to the other after such termination
         (i) except as shall be expressly provided for in this Lease, and (ii) except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                           ARTICLE 35- MISCELLANEOUS

         SECTION 35.01. This Lease shall be governed in all respects by the laws of the State of New York applicable to leases made and to be performed wholly therein.

         SECTION 35.02. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, single or plural, as the identity of the person or persons or entity or entities in question may require. The term "person" shall be deemed to include individuals, corporations, partnerships, joint ventures, firms, associations and other entities.

         SECTION 35.03. All provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants", as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

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         SECTION 35.04. If any provision of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 35.05. The article headings in this Lease are inserted only as a matter of convenience and reference and are not to be given any effect whatsoever in construing this Lease.

         SECTION 35.06. This Lease contains the entire agreement between the parties regarding the Demised Premises and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest. No waiver or modification by either party or any provision or covenant of this Lease shall be deemed to have been made unless such waiver is expressed in writing and signed by the party against whom such waiver or modification is sought.

         SECTION 35.07. Lessee agrees with Lessor that Lessee will not record this Lease or any memorandum of this Lease without the prior written consent of Lessor.

         SECTION 35.08. The covenants, agreements, terms, provisions and conditions contained in this Lease shall apply to and inure to the benefit of and be binding upon Lessor and Lessee and their respective successors and assigns, except as otherwise provided for herein.

         SECTION 35.09. Upon request of Lessor, but not more often than once each fiscal or calendar year, as the case may be, Lessee and any such person shall submit to Lessor true, correct, current and complete financial statements of Lessee and its affiliates, if any.

         SECTION 35.10. Solely for the purposes of a proceeding under the present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (a "bankruptcy law"), the following terms and conditions have been agreed upon by Lessor and Lessee:

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


                  (a) In the event of a default by Lessee under this Lease continuing after the filing of a voluntary or involuntary petition (a "pre-petition default") under any bankruptcy law, a period exceeding thirty (30) days for curing such default shall in no event be deemed reasonable.

                  (b) In order to be deemed adequate assurance by Lessee for the cure of any pre-petition default, Lessee, or the trustee, as the case may be, must (i) deposit with a banking institution selected by Lessor securities, in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, equal to twice the amount of rent due or the cost, as estimated by Lessor of curing the pre-petition default, as the case may be, or (ii) grant to Lessor a security interest or lien, which shall be superior to any and all claims and liens, on any of Lessee's property that is valued at liquidation at twice the amount of such rent or cost.

                  (c) In order to be deemed adequate assurance by Lessee, with respect to the payment of rent due after the filing of a voluntary or involuntary petition under any bankruptcy law, Lessee must (i) deposit with a banking institution selected by Lessor securities in negotiable form, issued by the United States of America, with a fair market value, at all relevant times, of not less than four (4) months' rent, or (ii) grant a security interest or lien, which shall be superior to any and all claims and liens, in any of Lessee's property that is valued at liquidation at not less than six (6) months' rent.

         SECTION 35.11. Lessee represents and warrants: (i) that it is a corporation duly organized in its state of incorporation and authorized to do business in the State of New York; (ii) that it has all requisite authority to execute and to enter into this Lease and that the execution of this Lease will not constitute a violation of any internal by-law, agreement or other rule of governance, and (iii) that the individual executing this Lease on behalf of Lessee is so authorized and Lessee shall supply Lessor with a verified resolution or similar written documentation evidencing such authority upon or prior to Lessee's execution of this Lease.

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


         IN WITNESS WHEREOF, the parties to this Lease have executed the same on the day and in the year first above written.

                       PHOENIX CAPITAL PARTNERS, LLC, (Lessor)
                       By: FMB Asset Management I, LLC, a Member



                       By:    /s/ Frank M. Boccanfuso
                          --------------------------------------
                       Name:     Frank M. Boccanfuso
                       Title:    Managing Member

                       MVC CAPITAL, (Lessee)


                       By:   /s/ Jaclyn Shapiro
                         --------------------------------------
                       Name:     Jaclyn Shapiro
                       Title:    Assistant Secretary

STATE OF NEW YORK          )
                           )SS.:
COUNTY OF WESTCHESTER      )

         On this 6th day of January, 2004, before me, the undersigned, personally appeared FRANK BOCCANFUSO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.




                         /s/ Ralph D. Amicucci
                           Notary Public


STATE OF NEW YORK          )
                           )SS.:
COUNTY OF NEW YORK         )

         On this 30th day of December, 2003, before me, the undersigned, personally appeared Jaclyn Shapiro, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s)is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.


                       /s/ Henry B. Trattner
                           Notary Public